                                                                     EXHIBIT 7.1

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                          GERDAU AMERISTEEL CORPORATION
                                 GUSAP PARTNERS,

                    THE SUBSIDIARY GUARANTORS PARTIES HERETO,

                                       AND

                                SOUTHTRUST BANK,
                                   AS TRUSTEE

                          10 3/8% Senior Notes due 2011

                          =============================



                                    INDENTURE

                            Dated as of June 27, 2003



                          =============================








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                                TABLE OF CONTENTS

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                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1. Definitions................................................................................1
         SECTION 1.2. Other Definitions.........................................................................29
         SECTION 1.3. Incorporation by Reference of Trust Indenture Act.........................................31
         SECTION 1.4. Rules of Construction.....................................................................31

                                   ARTICLE II
                                 THE SECURITIES

         SECTION 2.1. Form, Dating and Terms....................................................................32
         SECTION 2.2. Execution and Authentication..............................................................40
         SECTION 2.3. Registrar and Paying Agent................................................................41
         SECTION 2.4. Paying Agent to Hold Money in Trust.......................................................42
         SECTION 2.5. Securityholder Lists......................................................................42
         SECTION 2.6. Transfer and Exchange.....................................................................42
         SECTION 2.7. Form of Certificate to be Delivered in Connection with Transfers to Institutional
                           Accredited Investors.................................................................45
         SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers Pursuant to
                           Regulation S.........................................................................48
         SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities...........................................49
         SECTION 2.10. Outstanding Securities...................................................................50
         SECTION 2.11. Temporary Securities.....................................................................50
         SECTION 2.12. Cancellation.............................................................................50
         SECTION 2.13. Payment of Interest; Defaulted Interest..................................................51
         SECTION 2.14. Computation of Interest..................................................................52
         SECTION 2.15. CUSIP and ISIN Numbers...................................................................52

                                   ARTICLE III
                                    COVENANTS

         SECTION 3.1. Payment of Securities.....................................................................52
         SECTION 3.2. Limitation on Indebtedness................................................................56
         SECTION 3.3. Limitation on Restricted Payments.........................................................60
         SECTION 3.4. Limitation on Restrictions on Distributions from Restricted Subsidiaries..................65
         SECTION 3.5. Limitation on Sales of Assets and Subsidiary Stock........................................67
         SECTION 3.6. Limitation on Liens.......................................................................70
         SECTION 3.7. Limitation on Sale/Leaseback Transactions.................................................70
         SECTION 3.8. Limitation on Affiliate Transactions......................................................71
         SECTION 3.9. Limitation on Sale of Capital Stock of Restricted Subsidiaries............................72
         SECTION 3.10. Change of Control........................................................................72
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                                       ii
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         SECTION 3.11. SEC Reports..............................................................................74
         SECTION 3.12. Future Subsidiary Guarantors.............................................................75
         SECTION 3.13. Maintenance of Office or Agency..........................................................75
         SECTION 3.14. Corporate Existence......................................................................75
         SECTION 3.15. Payment of Taxes and Other Claims........................................................76
         SECTION 3.16. Payments for Consent.....................................................................76
         SECTION 3.17. Compliance Certificate...................................................................76
         SECTION 3.18. Further Instruments and Acts.............................................................76
         SECTION 3.19. Statement by Officers as to Default......................................................76
         SECTION 3.20. Effectiveness of Covenants...............................................................77

                                   ARTICLE IV
                                SUCCESSOR COMPANY

         SECTION 4.1. Merger and Consolidation..................................................................77

                                    ARTICLE V
                            REDEMPTION OF SECURITIES

         SECTION 5.1. Redemption................................................................................79
         SECTION 5.2. Applicability of Article..................................................................79
         SECTION 5.3. Election to Redeem; Notice to Trustee.....................................................79
         SECTION 5.4. Selection by Trustee of Securities to Be Redeemed.........................................79
         SECTION 5.5. Notice of Redemption......................................................................80
         SECTION 5.6. Deposit of Redemption Price...............................................................81
         SECTION 5.7. Securities Payable on Redemption Date.....................................................81
         SECTION 5.8. Securities Redeemed in Part...............................................................81

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

         SECTION 6.1. Events of Default.........................................................................82
         SECTION 6.2. Acceleration..............................................................................85
         SECTION 6.3. Other Remedies............................................................................85
         SECTION 6.4. Waiver of Past Defaults...................................................................85
         SECTION 6.5. Control by Majority.......................................................................86
         SECTION 6.6. Limitation on Suits.......................................................................86
         SECTION 6.7. Rights of Holders to Receive Payment......................................................86
         SECTION 6.8. Collection Suit by Trustee................................................................86
         SECTION 6.9. Trustee May File Proofs of Claim..........................................................87
         SECTION 6.10. Priorities...............................................................................87
         SECTION 6.11. Undertaking for Costs....................................................................87

                                   ARTICLE VII
                                     TRUSTEE

         SECTION 7.1. Duties of Trustee.........................................................................88
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         SECTION 7.2. Rights of Trustee.........................................................................89
         SECTION 7.3. Individual Rights of Trustee..............................................................90
         SECTION 7.4. Trustee's Disclaimer......................................................................90
         SECTION 7.5. Notice of Defaults........................................................................90
         SECTION 7.6. Reports by Trustee to Holders.............................................................91
         SECTION 7.7. Compensation and Indemnity................................................................91
         SECTION 7.8. Replacement of Trustee....................................................................92
         SECTION 7.9. Successor Trustee by Merger...............................................................93
         SECTION 7.10. Eligibility; Disqualification............................................................93
         SECTION 7.11. Preferential Collection of Claims Against Issuers........................................93
         SECTION 7.12. Trustee's Application for Instruction from the Issuers...................................93
         SECTION 7.13. Paying Agents............................................................................94

                                  ARTICLE VIII
                       DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.1. Discharge of Liability on Securities; Defeasance..........................................94
         SECTION 8.2. Conditions to Defeasance..................................................................95
         SECTION 8.3. Application of Trust Money................................................................97
         SECTION 8.4. Repayment to Issuers......................................................................97
         SECTION 8.5. Indemnity for U.S. Government Obligations.................................................97
         SECTION 8.6. Reinstatement.............................................................................97

                                   ARTICLE IX
                                   AMENDMENTS

         SECTION 9.1. Without Consent of Holders................................................................98
         SECTION 9.2. With Consent of Holders...................................................................99
         SECTION 9.3. Compliance with Trust Indenture Act......................................................100
         SECTION 9.4. Revocation and Effect of Consents and Waivers............................................100
         SECTION 9.5. Notation on or Exchange of Securities....................................................100
         SECTION 9.6. Trustee To Sign Amendments...............................................................100

                                    ARTICLE X
                              SUBSIDIARY GUARANTEE

         SECTION 10.1. Subsidiary Guarantee....................................................................101
         SECTION 10.2. Limitation on Liability; Termination, Release and Discharge.............................103
         SECTION 10.3. Right of Contribution...................................................................104
         SECTION 10.4. No Subrogation..........................................................................104

                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.1. Trust Indenture Act Controls............................................................104
         SECTION 11.2. Notices.................................................................................105
         SECTION 11.3. Communication by Holders with other Holders.............................................106
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         SECTION 11.4. Certificate and Opinion as to Conditions Precedent......................................107
         SECTION 11.5. Statements Required in Certificate or Opinion...........................................107
         SECTION 11.6. When Securities Disregarded.............................................................107
         SECTION 11.7. Rules by Trustee, Paying Agent and Registrar............................................107
         SECTION 11.8. Legal Holidays..........................................................................108
         SECTION 11.9. GOVERNING LAW...........................................................................108
         SECTION 11.10. Judgment Currency......................................................................108
         SECTION 11.11. Agent for Service; Submission to Jurisdiction; Waiver of Immunities....................108
         SECTION 11.12. Enforceability of Judgments............................................................109
         SECTION 11.13. No Recourse Against Others.............................................................109
         SECTION 11.14. Successors.............................................................................109
         SECTION 11.15. Multiple Originals.....................................................................109
         SECTION 11.16. Qualification of Indenture.............................................................109
         SECTION 11.17. Table of Contents; Headings............................................................110


SCHEDULE 3.4
SCHEDULE 3.8

EXHIBIT A  Form of the Series A Note
EXHIBIT B  Form of the Series B Note
EXHIBIT C  Form of Indenture Supplement to Add Subsidiary Guarantors

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                                       v
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                              CROSS-REFERENCE TABLE


TIA                                                                                               Indenture
Section                                                                                            Section
-------                                                                                            -------
310(a)(1)                      .............................................................         7.10
     (a)(2)                    .............................................................         7.10
     (a)(3)                    .............................................................         N.A.
     (a)(4)                    .............................................................         N.A.
     (a)(5)                    .............................................................         7.10
     (b)                       .............................................................         7.8; 7.10
     (c)                       .............................................................         N.A.
311(a)                         .............................................................         7.11
     (b)                       .............................................................         7.11
     (c)                       .............................................................         N.A.
312(a)                         .............................................................         2.5
     (b)                       .............................................................        11.3
     (c)                       .............................................................        11.3
313(a)                         .............................................................         7.6
     (b)(1)                    .............................................................         N.A.
     (b)(2)                    .............................................................         7.6
     (c)                       .............................................................         7.6
     (d)                       .............................................................         7.6
314(a)                         .............................................................         3.11; 3.17; 11.5
     (b)                       .............................................................         N.A.
     (c)(1)                    .............................................................        11.4
     (c)(2)                    .............................................................        11.4
     (c)(3)                    .............................................................         N.A.
     (d)                       .............................................................         N.A.
     (e)                       .............................................................        11.5
315(a)                         .............................................................         7.1
     (b)                       .............................................................         7.5; 11.2
     (c)                       .............................................................         7.1
     (d)                       .............................................................         7.1
     (e)                       .............................................................         6.11
316(a)(last sentence)          .............................................................        11.6
     (a)(1)(A)                 .............................................................         6.5
     (a)(1)(B)                 .............................................................         6.4
     (a)(2)                    .............................................................         N.A.
     (b)                       .............................................................         6.7
     (c)                       .............................................................         6.5
317(a)(1)                      .............................................................         6.8
     (a)(2)                    .............................................................         6.9
     (b)                       .............................................................         2.4
318(a)                         .............................................................        11.1


         N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                  INDENTURE dated as of June 27, 2003, among GERDAU AMERISTEEL CORPORATION, an Ontario corporation (the "Company"), and GUSAP Partners, a Delaware Partnership (together with the Company, the "Issuers"), THE SUBSIDIARY GUARANTORS (as defined herein) and SOUTHTRUST Bank, a banking corporation chartered in the State of Alabama (the "Trustee"), as Trustee.

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuers' 10 3/8% Senior Notes, Series A, due 2011, issued on the date hereof and the guarantees thereof by certain of the Company's subsidiaries (the "Initial Securities"), (ii) if and when issued, an unlimited principal amount of additional 10 3/8% Senior Notes, Series A, due 2011 in a non-registered offering or 10 3/8% Senior Notes, Series B, due 2011 in a registered offering of the Issuers that may be offered from time to time subsequent to the Issue Date (the "Additional Securities") and (iii) if and when issued, the Issuers' 10 3/8% Senior Notes, Series B, due 2011 and the guarantees thereof by certain of the Company's subsidiaries that may be issued from time to time in exchange for Initial Securities or any Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (as hereinafter defined the "Exchange Securities," and together with the Initial Securities and Additional Securities, the "Securities").

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1. Definitions.

                  "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from a Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

                  "Additional Assets" means:

                  (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

                  (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary;

                  (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or

                  (4) capital expenditures, or commitments to make capital expenditures, by the Company or its Restricted Subsidiaries;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control unless another Person (and any other Person who directly or indirectly controls, is controlled by or is under direct or indirect common control with such Person) has beneficial ownership of more than 50% of such Voting Stock.

                  "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease or sublease entered into in the ordinary course of business), transfer, conveyance, issuance or other disposition, or a series of related sales, leases, transfers, conveyances, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

                  Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

                  (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary; provided that in the case of a sale by a Restricted Subsidiary to another Restricted Subsidiary, the Company directly or indirectly owns an equal or greater percentage of the Common Stock of the transferee than of the transferor;

                  (2) the sale of Cash Equivalents in the ordinary course of business;

                  (3) a disposition of inventory in the ordinary course of business;

                  (4) a disposition of obsolete, retired or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

                  (5) transactions permitted under Section 4.1;

                  (6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary;

                  (7) for purposes of Section 3.5 only, the making of a Permitted Investment or a disposition subject to Section 3.3;

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                  (8) dispositions of assets with an aggregate fair market value since the Issue Date of less than $10.0 million;

                  (9) dispositions in connection with Permitted Liens;

                  (10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and dispositions of accounts receivable, chattel paper, intangibles, documents, or other instruments pursuant to bona fide factoring arrangements;

                  (11) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries; and

                  (12) foreclosure on assets.

                  "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

                  "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means, as to any Person, the board of directors of such Person (or if such Person is a partnership, the Board of Directors or other governing body of the general partner of such partnership) or any duly authorized committee thereof.

                  "Borrowing Base" means, as of the date of determination, an amount equal to the sum, without duplication of (1) 85% of the net book value of the Company's and its Restricted Subsidiaries' accounts receivable at such date and (2) 65% of the net book value of the Company's and its Restricted Subsidiaries' inventories at such date, until March 30, 2004, and thereafter the lesser of (A) 65% of the net book value and (B) 85% of the appraised net recovery value of the Company's and its Restricted Subsidiaries' inventories at such date. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

                  "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York and Birmingham, Alabama are authorized or required by law to close.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated and whether voting or non-voting) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated or prepaid by the lessee without penalty.

                  "Cash Equivalents" means:

                  (1) U.S. dollars, Canadian dollars, euros or such other local currencies held by the Company or any of its Subsidiaries from time to time in the ordinary course;

                  (2) securities issued or directly and fully guaranteed or insured by the United States Government or the Canadian Government or any agency or instrumentality of the United States or Canada (provided that the full faith and credit of the United States or Canada is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

                  (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

                  (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1),
         (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

                  (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

                  (6) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above.

                  "Change of Control" means:

                  (1) (A) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for the purpose of this clause such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity) and (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or such successor (for the purposes of this clause, such other person or group shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person or group "beneficially owns" directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

                  (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

                  (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

                  (4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

                  "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means Gerdau Ameristeel Corporation or its successors and assigns.

                  "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence (the "Four-Quarter Period") to (y) Consolidated Interest Expense for such Four-Quarter Period, provided, however, that:

         (1)      if the Company or any Restricted Subsidiary:

         (a) has Incurred any Indebtedness since the beginning of such Four-Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four-Quarter Period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such Four-Quarter Period or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such Four-Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four-Quarter Period; or

         (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the Four-Quarter Period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such Four-Quarter Period;

                  (2) if since the beginning of such Four-Quarter Period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

         (a) the Consolidated EBITDA for such Four-Quarter Period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four-Quarter Period; and

         (b) Consolidated Interest Expense for such Four-Quarter Period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such Four-Quarter Period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (3) if since the beginning of such Four-Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such Four-Quarter Period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four-Quarter Period; and

                  (4) if since the beginning of such Four-Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four-Quarter Period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such Four-Quarter Period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such Four Quarter Period.

                  For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire Four-Quarter Period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

                  "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (1) Consolidated Interest Expense;

                  (2) Consolidated Income Taxes;

                  (3) consolidated depreciation expense;

                  (4) consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles";

                  (5) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

                  (6) any cash restructuring charges not to exceed $5.0 million from the Issue Date, including any one-time costs incurred in connection with acquisitions or restructurings consummated after the Issue Date (which cash charges shall only be included in calculations of Consolidated EBITDA for the quarter such charge is incurred and the succeeding three fiscal quarters).

                  Notwithstanding the preceding sentence, clauses (2) through
(6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the

Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

                  "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

                  (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

                  (2) amortization or write-offs of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

                  (3) non-cash interest expense;

                  (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

                  (6) net costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than net costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

                  (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

                  (8) the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

                  (9) Receivables Fees; and

                  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

                  For the purpose of calculating Consolidated Interest Expense with respect to the fiscal quarter in which the Issue Date occurs and the first fiscal quarter after the Issue Date, any one-time expenses (including non-cash charges) not to exceed $8.0 million relating to the termination of any Interest Rate Agreement or the write-off of deferred financing costs in connection with the Transactions shall be excluded, provided that such amounts will not be included in the calculation of Consolidated EBITDA. Additionally, for the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of "Indebtedness", the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses
(1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of "Indebtedness".

                  For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

                  (1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                  (a)      subject to the limitations contained in clauses (3),
                           (4) and (5) below, the Company's or a Restricted Subsidiary's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such

                           Person to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause
                           (2) below); provided that such cash dividend or other distribution relates to the net income of such Person for such fiscal year or net income of such Person for the fiscal year that commenced no earlier than 24 months prior to such cash dividend or distribution; and

                  (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

                  (2) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                  (a)      subject to the limitations contained in clauses (3),
                           (4) and (5) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

                  (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

                  (3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (4) any extraordinary gain or loss; and

                  (5) the cumulative effect of a change in accounting principles.

                  "Credit Facility" means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities (including, without limitation, the Senior Secured Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Securities" means certificated Securities.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

                  (3) is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Securities or (b) on which there are no Securities outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of this Indenture described under Sections 3.10 and 3.5 and such repurchase or redemption complies with Section 3.3.

                  "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Issuers.

                  "Earn-Out Payment" means any contingent consideration based on future operating or other performance relating to an Investment of the type described in clause (1) or (2) of the definition "Permitted Investment," following the consummation of such Investment, based on criteria set forth in the documentation governing or relating to the Investment.

                  "Equity Offering" means an offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than public offerings with respect to the Company's Common Stock, or options, warrants or rights, registered on Form F-4.

                  "Euroclear" means Euroclear Bank S.A./N.V. or any successor securities clearing agency.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Exchange Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Fiscal Year" means the fiscal year of the Company ending on December 31 of each year.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such
Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

                  (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue

Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered in the Securities Register.

                  "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, amalgamation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

                  (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

                  (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

                  (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

                  (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, other than Subsidiary Guarantors and GUSAP Partners, any Preferred Stock;

                  (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

                  (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

                  (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

                  The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be "Indebtedness" provided that such money is held to secure the payment of such interest.

                  In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraphs (other than Indebtedness under the Amended and Restated Financing and Security Agreement, dated as of December 31, 2002, by and among Gallatin Steel Company and the lenders parties thereto, as such agreement may be amended, restated, modified, renewed, refunded or replaced in whole or in part; provided that the principal amount of Indebtedness under such agreement does not exceed $40.0 million) that would not appear as a liability on the balance sheet of such Person if:

                  (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

                  (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

                  (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

                  (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

                  (b)      if less than the amount determined pursuant to clause
                           (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount..

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Initial Purchasers" means, collectively, J.P. Morgan Securities Inc., Banc of America LLC, CIBC World Markets Corp., TD Securities
(USA) Inc. and ABN AMRO Incorporated with respect to the Initial Securities.

                  "Initial Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

                  "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

                  (1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

                  (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

                  (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

                  For purposes of Section 3.3,

                  (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

                  (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor's Ratings Services with at least a stable outlook.

                  "Issue Date" means June 27, 2003.

                  "Legal Holiday" has the meaning ascribed to it in Section
11.8.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                   "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

                  (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

                  (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                   "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

                   "Non-Recourse Debt" means Indebtedness of a Person:

                  (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

                  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (3) the terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

                  "Non-U.S. Person" means a Person who is not a U.S. Person (as defined in Regulation S).

                  "Offering Memorandum" means the offering memorandum, dated June 23, 2003, relating to the offering by the Issuers of $405.0 million of the 10?% Senior Notes due 2011 and any future offering memoranda relating to Additional Securities.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of GUSAP Partners and any Subsidiary Guarantor has a correlative meaning.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of each of the Issuers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is not unacceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

                  "Pari Passu Indebtedness" means Indebtedness of the Company that ranks equally in right of payment to the Securities.

                  "Permitted Holder" means Gerdau S.A. and any of its wholly-owned Subsidiaries.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

                  (1) the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, that any Earn-Out Payment made after the date such Person becomes a Restricted Subsidiary shall also be deemed to be a Permitted Investment made pursuant to this clause (1); provided, further, that the primary business of such Restricted Subsidiary is a Related Business;

                  (2) another Person if as a result of such Investment such other Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all its assets to or is liquidated into, the Company or a Restricted Subsidiary; provided, that any Earn-Out Payment made after the date of such transaction shall also be deemed to be a Permitted Investment made pursuant to this clause
         (2); provided, further, that such Person's primary business is a Related Business;

                  (3) cash and Cash Equivalents;

                  (4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP and that are made in the ordinary course of business;

                  (6) loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

                  (7) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

                  (8) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 3.5;

                  (9) Investments in existence on the Issue Date;

                  (10) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 3.2;

                  (11) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed $15.0 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value); and

                  (12) Guarantees of Indebtedness Incurred by the Company or a Restricted Subsidiary that are issued in accordance with Section 3.2.

                  "Permitted Liens" means, with respect to any Person:

                  (1) Liens existing on the Issue Date securing Indebtedness and other obligations under or in connection with the Senior Secured Credit Agreement, including Liens on all of the Company's and any Subsidiary's accounts receivable, accounts (including inter-company loans), inventory (including "rolls inventory") and other goods held for sale or lease, chattel paper, documents of title, instruments (including letters of credit, cheques and bills of exchange), general intangibles (including intellectual property rights), bank accounts (including collateral proceeds accounts and investment accounts), books and records, money, Capital Stock in all Subsidiaries of the Company, products and proceeds therefrom and from any of the foregoing, and related property or rights, but excluding Liens on real estate, improvements thereon, fixtures and equipment of the Company and its Restricted Subsidiaries;

                  (2) Liens imposed, and pledges or deposits made by such Person, under workmen's compensation laws, unemployment insurance laws, Canadian Pension Plan laws or similar legislation, or good faith deposits made in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits made to secure public or statutory or regulatory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                  (3) Liens imposed by law, including carriers', warehousemen's, suppliers', materialmen's, repairmen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (4) Liens for taxes, assessments or other governmental charges not yet due or payable subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

                  (5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

                  (6) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the ordinary course operation of the business of such Person;

                  (7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

                  (8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded or adequate cash reserves have been set aside to cover such obligations in respect of such Lien and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

                  (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement, repair or construction of, assets or property improved, repaired, acquired or constructed in the ordinary course of business; provided that:

                  (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired, improved, repaired or constructed; and

                  (b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

                  (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

                  (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

                  (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

                  (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or subleases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

                  (13) Liens existing on the Issue Date (other than Liens relating to the Senior Secured Credit Agreement);

                  (14) Liens on property, assets or shares of Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary or becomes part of the Company or a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

                  (15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, liquidation, consolidation or amalgamation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

                  (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary;

                  (17) Liens securing the Securities and Subsidiary Guarantees;

                  (18) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

                  (19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

                  (20) Liens in favor of customs and revenue authorities to secure the payment of custom duties in connection with the exporting or importing of goods;

                  (21) Liens on the Capital Stock of an Unrestricted Subsidiary in order to secure Indebtedness of such Unrestricted Subsidiary; and

                  (22) Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $25.0 million.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "QIB" means any "qualified institutional buyer" as such term is defined in Rule 144A.

                  "Rating Agency" means Standard & Poor's Ratings Group, Inc. and Moody's Investors Service, Inc. or if Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both, as the case may be.

                  "Receivable" means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an "account," "chattel paper," "payment intangible" or "instrument" under the Uniform Commercial Code as in effect in the State of New York and any "supporting obligations" as so defined.

                  "Receivables Fees" means any fees or interest paid to purchasers or lenders providing the financing in connection with a factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off--balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

                  "Redemption Date" means, with respect to any redemption of Securities, the date of redemption with respect thereto.

                  "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, prepay, redeem, retire or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted

Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

                  (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

                  (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

                  (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding or, if greater, the committed amount of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

                  (4) if the Indebtedness being refinanced is subordinated in right of payment to the Securities or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or the Subsidiary Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Registered Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

                  "Registration Rights Agreement" means that certain registration rights agreement dated as of the Issue Date by and among the Issuers, the Subsidiary Guarantors and the Initial Purchasers and future registration rights agreements with respect to Additional Securities.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of this Indenture.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (A) the day on which the Securities are first offered to Persons other than distributors (as defined in Regulation S), notice of which day shall be promptly given by the Issuers to the Trustee, and (B) the issue date with respect to such Securities.

                  "Restricted Securities Legend" means the Private Placement Legend set forth in clause (1) of Section 2.1(d)(A) or the Regulation S Legend set forth in clause (2) of Section 2.1(d)(B), as applicable.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or a Restricted Subsidiary) and the Company or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Securities Act" means the Securities Act of 1933 (15 U.S.C. Sections 77a-77aa), as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Securities Custodian" means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

                  "Securities Register" means the register of Securities, maintained by the Registrar, pursuant to Section 2.3.

                  "Senior Secured Credit Agreement" means the Credit Facility dated as of June 20, 2003 among the Issuers, The CIT Group/Business Credit, Inc., as Administrative Agent, and CIT Business Credit Canada Inc., as Canadian Administrative Agent, and the lenders parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or part from time to time (including increasing the amount loaned thereunder provided that such additional Indebtedness is Incurred in accordance with Section 3.2); provided that a Senior Secured Credit Agreement shall not include Indebtedness issued, created or Incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act.

                  "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

                  "Subordinated Obligation" means any Indebtedness of the Issuers (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

                  "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

                  "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto (including pursuant to Exhibit C), and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

                  "Subsidiary Guarantor" means (i) all of the Restricted Subsidiaries that will be guarantors under the Senior Secured Credit Agreement as of the Issue Date, which includes Co-Steel Benefit Plans Inc., Co-Steel Benefit Plans USA Inc., Co-Steel C.S.M. Corp., Co-Steel Finance Corp., Co-Steel USA Holdings, Inc., Co-Steel (U.S.) Ltd., Gerdau Ameristeel Cambridge Inc., Gerdau Ameristeel Distribution Canada Ltd., Gerdau Ameristeel Distribution US Inc., Gerdau Ameristeel Lake Ontario Inc., Gerdau Ameristeel MRM Special Sections Inc., Gerdau Ameristeel Perth Amboy Inc., Gerdau Ameristeel Sayreville Inc., Gerdau Ameristeel US Inc., Gerdau MRM America Holding Corp., Gerdau MRM Holdings Inc., Gerdau Nova Scotia Holding Company, Gerdau USA Inc., MFT Acquisition, Corp., N.J.S.C. Investment Co., Inc., PASUG LLC, Porter Bros. Corporation, Raritan River Urban Renewal Corporation, 1062316 Ontario Limited, 1102590 Ontario Limited, 1300554 Ontario Limited, 1551533 Ontario Limited, 2017387 Ontario Limited and 3038482 Nova Scotia Company, and (ii) any Restricted Subsidiary created or acquired by the Company after the Issue Date, that is required to issue a Subsidiary Guarantee or that elects to issue a Subsidiary Guarantee.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture.

                  "Total Tangible Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company, less goodwill, patents, trademarks and other intangible assets as determined in accordance with GAAP.

                  "Transactions" means the issuance of the Securities, borrowing made under the Senior Secured Credit Agreement on the Issue Date, and the repayment of a portion of the Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date using the proceeds thereof.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

                  (2) any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation, amalgamation or Investment therein) to be an Unrestricted Subsidiary only if:

                  (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

                  (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

                  (3) such designation and the Investment of the Company in such Subsidiary complies with Section 3.3;

                  (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

                  (5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

                  (a) to subscribe for additional Capital Stock of such Person; or

                  (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

                  Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

                  The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of Section 3.2 on a pro forma basis taking into account such designation.

                  "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests of such Person then outstanding and normally entitled to vote (without regard to the occurrence of any contingency) in the election of directors, managers or trustees, as applicable.

                  "Wholly-Owned Subsidiary" means a Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

                  SECTION 1.2. Other Definitions.


                                                                                   Defined in
Term                                                                                Section
----                                                                                -------
"Additional Restricted Securities" .................................                 2.1(b)
"Affiliate Transaction".............................................                 3.8
"Agent".............................................................                 3.13
"Agent Member"......................................................                 2.1(e)
"Asset Disposition Offer"...........................................                 3.5
"Asset Disposition Offer Amount"....................................                 3.5
"Asset Disposition Offer Period"....................................                 3.5
"Asset Disposition Purchase Date"...................................                 3.5
"Authenticating Agent"..............................................                 2.2
"Canadian Additional Amounts".......................................                 3.1(b)
"Canadian Taxes"....................................................                 3.1(b)
"Certificate of Destruction"........................................                 2.12
"Change of Control Offer"...........................................                 3.10
"Change of Control Payment".........................................                 3.10
"Change of Control Payment Date"....................................                 3.10
"covenant defeasance option"........................................                 8.1(b)
"cross acceleration provision"......................................                 6.1(6)(b)
"Defaulted Interest"................................................                 2.13
"Event of Default"..................................................                 6.1
"Exchange Global Note"..............................................                 2.1(b)
"Excluded Holder"...................................................                 3.1(b)


                                                                                   Defined in
Term                                                                                Section
----                                                                                -------
"Four-Quarter Period"...............................................                 1.1
"General Partner"...................................................                 1.1
"Global Securities".................................................                 2.1(b)
"Institutional Accredited Investor Note"............................                 2.1(b)
"Institutional Accredited Investor Global Note".....................                 2.1(b)
"Issuer Order"......................................................                 2.2
"Joint Venture".....................................................                 1.1
"Judgment Currency".................................................                11.10
"judgment default provision"........................................                 6.1(9)
"legal defeasance option"...........................................                 8.1(b)
"Obligations".......................................................                10.1
"Owner".............................................................                 3.1(c)
"Pari Passu Notes"..................................................                 3.5
"Payment Default" ..................................................                 6.1(6)(a)
"Paying Agent"......................................................                 2.3
"Permanent Regulation S Global Note"................................                 2.1(b)
"Private Placement Legend"..........................................                 2.1(d)
"protected purchaser"...............................................                 2.9
"Registrar".........................................................                 2.3
"Regulation S Global Note"..........................................                 2.1(b)
"Regulation S Legend"...............................................                 2.1(d)
"Regulation S Notes"................................................                 2.1(b)
"Resale Restriction Termination Date"...............................                 2.6(a)
"Restricted Payment"................................................                 3.3
"Restricted Period".................................................                 2.1(b)


                                                                                   Defined in
Term                                                                                Section
----                                                                                -------
"Restricted Securities".............................................                 2.1(a)
"Rule 144A Global Note".............................................                 2.1(b)
"Rule 144A Note"....................................................                 2.1(b)
"Special Interest Payment Date".....................................                 2.13(a)
"Special Record Date"...............................................                 2.13(a)
"Successor Company".................................................                 4.1
"Suspended Covenants"...............................................                 3.20
"Temporary Regulation S Global Note"................................                 2.1(b)
"U.S. Additional Amounts"...........................................                 3.1(c)


                  SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, GUSAP Partners and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (7) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (8) all amounts expressed in this Indenture or in any of the Securities in terms of money refer to the lawful currency of the United States of America.

                                   ARTICLE II
                                 THE SECURITIES

                  SECTION 2.1. Form, Dating and Terms.

                  (a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Securities issued on the date hereof will be in an aggregate principal amount of $400,000,000. In addition, the Issuers may issue, from time to time in accordance with the provisions of this Indenture, Additional Securities and Exchange Securities. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to
Section 2.6, 2.9, 2.11 or 9.5 or in connection with a Change of Control Offer pursuant to Section 3.10.

                  The Initial Securities shall be known and designated as "10 3/8% Senior Notes, Series A, due 2011" of the Issuers. Additional Securities issued as securities bearing one of the restrictive legends described in Section 2.1(d) ("Restricted Securities") shall be known and designated as "10 3/8% Senior Notes, Series A, due 2011" of the Issuers. Additional Securities issued other than as Restricted Securities shall be known and designated as "10 3/8% Senior Notes, Series B, due 2011" of the Issuers, and Exchange Securities shall be known and designated as "10 3/8% Senior Notes, Series B, due 2011" of the Issuers.

                  With respect to any Additional Securities, the Issuers shall set forth in (a) a Board Resolution and (b) (i) an Officers' Certificate or (ii) one or more indentures supplemental hereto, the following information:

                  (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

                  (2) the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue; and

                  (3) whether such Additional Securities shall be Restricted Securities issued in the form of Exhibit A hereto and/or shall be issued in the form of Exhibit B hereto.

                  The Initial Securities, the Additional Securities and the Exchange Securities shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Securities, the Additional Securities and the Exchange Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities, the Additional Securities or the Exchange Securities shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

                  If any of the terms of any Additional Securities are established by action taken pursuant to resolutions of the Board of Directors of each Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of each Issuer and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

                  (b) The Initial Securities are being offered and sold by the Issuers pursuant to a Purchase Agreement, dated June 23, 2003, among the Issuers, Gerdau S.A., the Subsidiary Guarantors, J.P. Morgan Securities Inc. and the other initial purchasers named therein. The Initial Securities and any Additional Securities (if issued as Restricted Securities) (the "Additional Restricted Securities") will be resold initially only to (A) QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Initial Securities and Additional Restricted Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs in accordance with Rule 501 of the Securities Act, in each case, in accordance with the procedure described herein. Additional Securities offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more purchase agreements in accordance with applicable law.

                  Initial Securities and Additional Restricted Securities offered and sold to QIBs in the United States of America in reliance on Rule 144A (the "Rule 144A Notes") shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the "Rule 144A Global Note"), deposited with the Trustee, as custodian for DTC, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Initial Securities and Additional Securities offered and sold outside the United States of America (the "Regulation S Notes") in reliance on Regulation S shall initially be issued in the form of a temporary global Security (the "Temporary Regulation S Global Note"), without interest coupons. Beneficial interest in the Temporary Regulation S Global Note will be exchanged for beneficial interests in a corresponding permanent global Security, without interest coupons, substantially in the form of Exhibit A including appropriate legends as set forth in

Section 2.1(d) (the "Permanent Regulation S Global Note" and, together with the Temporary Regulation S Global Note, each a "Regulation S Global Note") within a reasonable period after the expiration of the Restricted Period (as defined below) upon delivery of the certification contemplated by Section 2.7. Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for DTC in the manner described in this Article II for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Euroclear or Clearstream. Prior to the 40th day after the later of the commencement of the offering of the Initial Securities and the Issue Date (such period through and including such 40th day, the "Restricted Period"), interests in the Temporary Regulation S Global Note may only be held through Euroclear or Clearstream (as indirect participants in DTC) unless exchanged for interests in a Global Security in accordance with the transfer and certification requirements described herein.

                  Investors may hold their interests in the Regulation S Global Note directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold such interests through organizations other than Euroclear or Clearstream that are participants in DTC's system. Euroclear and Clearstream will hold such interests in the Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers' securities accounts in the depositaries' names on the books of DTC.

                  The Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Initial Securities and Additional Securities resold to IAIs (the "Institutional Accredited Investor Notes") in the United States of America shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the "Institutional Accredited Investor Global Note") deposited with the Trustee, as custodian for DTC, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Exchange Securities exchanged for interests in the Rule 144A Notes, the Regulation S Notes and the Institutional Accredited Investor Notes will be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.1(d) (the "Exchange Global Note"). The Exchange Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate.

                  The Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the "Global Securities."

                  The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Issuers maintained for such purpose in The City of New York, or at such other office or agency of the Issuers as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Issuers, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Securities Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Securities represented by Definitive Securities will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

                  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and Exhibit B and in Section 2.1(d). The Issuers and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Issuers, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

                  (c) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

                  (d) Restrictive Legends. Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,

                  (A) the Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR

         ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         BY ITS ACQUISITION OF THIS SECURITY THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT

         ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

                  (B) the Regulation S Global Note shall bear the following legend (the "Regulation S Legend") on the face thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH

         ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

         BY ITS ACQUISITION OF THIS SECURITY THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

                  (C) Each Global Security, whether or not an Initial Security, shall bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  (e) Book-Entry Provisions.

                  (i) This Section 2.1(e) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

                  (ii) Each Global Security initially shall (x) be registered in the name of DTC for such Global Security or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.1(d).

                  (iii) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

                  (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (f) of this
Section 2.1 to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Securities of like tenor and amount.

                  (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (f) of this Section 2.1, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

                  (vi) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (vii) Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

                  (f) Definitive Securities. (i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (A) DTC notifies the Issuers that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuers within 90 days of such notice or, (B) the Issuers in their sole discretion execute and deliver to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (C) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC. In the event of the occurrence of any of the events specified in clause (A), (B) or (C) of the preceding sentence, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                  (ii) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e)(iv) or (v) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).

                  (iii) In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

                  SECTION 2.2. Execution and Authentication. One Officer shall sign the Securities for the Company and one Officer shall sign the Securities for GUSAP Partners, each by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

                  At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $405,000,000, (2) subject to the terms of this Indenture, Additional Securities for original issue in an unlimited principal amount and (3) Exchange Securities for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement or upon resale under an effective Shelf Registration Statement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Issuers signed by two Officers of each of the Issuers (the "Issuer Order"). Such Issuer Order shall specify whether the Securities will be in the form of Definitive Securities or Global Securities, the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities.

                  The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Issuers to authenticate the Securities. Any such instrument shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  In case the Company, GUSAP Partners or any Subsidiary Guarantor, pursuant to Article IV or Section 10.2, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company, GUSAP Partners or any Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to
Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Order of the successor Person, shall authenticate and make available for delivery Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

                  SECTION 2.3. Registrar and Paying Agent. The Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Issuers shall cause each of the Registrar and the Paying Agent to maintain an office or agency in Birmingham, Alabama or New York, New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Securities Register"). The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrar.

                  The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of each such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. Any of the Company's wholly owned Subsidiaries organized in the United States may act as Paying Agent, Registrar or transfer agent.

                  The Issuers initially appoint the Trustee as Registrar and Paying Agent for the Securities. The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee.

                  SECTION 2.4. Paying Agent to Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Issuers shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest when due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities (whether such assets have been distributed to it by the Issuers or other obligors on the Securities) and shall notify the Trustee in writing of any default by the Issuers or any Subsidiary Guarantor in making any such payment. If a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by them as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuers, the Trustee shall serve as Paying Agent for the Securities.

                  SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Issuers, on their own behalf and on behalf of each of the Subsidiary Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders and the Issuers shall otherwise comply with TIA Section 312(a).

                  SECTION 2.6. Transfer and Exchange.

                  (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Issuers or any Affiliate of the Issuers was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date"):

                  (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                  (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

                  (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in
         Section 2.7 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                  (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Issuers or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Section 2.7, Section 2.8 or any additional certification.

                  (c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless (i) Initial Securities are being exchanged for Exchange Securities in a Registered Exchange Offer in which case the Exchange Securities shall not bear a Restricted Securities Legend, (ii) an Initial Security is being transferred pursuant to the Shelf Registration Statement or other effective registration statement or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

                  (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this
Section 2.6. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                  (e) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Issuers shall, subject to the other terms and conditions of this
         Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require the Holder to pay a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.6 or 9.5).

                  (iii) The Issuers (and the Registrar) shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, including without limitation the transfer or exchange of such Security, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (v) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).

                  (vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (f) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.7. Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

                                                                       [Date]

Gerdau Ameristeel Corporation and GUSAP Partners
c/o SouthTrust Bank
P.O. Box 2554
Birmingham, Alabama 35290
Attention: Corporate Trust Department
Mail Code:  A-001-0B-0201

Dear Sirs:

                  This certificate is delivered to request a transfer of $[_________] principal amount of the 10 3/8% Senior Notes due 2011 (the "Securities") of Gerdau Ameristeel Corporation (the "Company") and GUSAP Partners (together, the "Issuers").

                  Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

                  Name: ___________________________________

                  Address: ________________________________

                  Taxpayer ID Number: _____________________

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Issuers, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" under Rule 144A of the Securities Act (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional

"accredited investor," in each case in a minimum principal amount of Securities of $250,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuers and the Trustee.

                                       TRANSFEREE:________________________

                                       BY:________________________________

                  SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

                                                                       [Date]

Gerdau Ameristeel Corporation and GUSAP Partners
c/o SouthTrust Bank
P.O. Box 2554
Birmingham, Alabama 35290
Attention: Corporate Trust Department
Mail Code:  A-001-0B-0201


                 Re:            Gerdau Ameristeel Corporation and
                                GUSAP Partners
                                10 3/8% Senior Notes due 2011 (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed sale of $[________] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (a) the offer of the Securities was not made to a person in the United States;

                  (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

                  (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

                  You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                  Very truly yours,

                  [Name of Transferor]


                  By:____________________________

                     ____________________________
                         Authorized Signature

                  SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (a) satisfies the Issuers or the Trustee within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Issuers or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and
(c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Issuers, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and upon receipt of an Issuer Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

                  Upon the issuance of any new Security under this Section, the Issuers may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding in the event either of the Issuers or an Affiliate of the Company holds the Security, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section
11.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Issuers or an Affiliate of the Issuers shall not be considered outstanding.

                  If a Security is replaced pursuant to Section 2.9 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement pursuant to
Section 2.9.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.11. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form, and shall carry all rights, of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Issuers for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

                  SECTION 2.12. Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and destroy such Securities in accordance with its internal policies and customary procedures including delivery of a certificate (a "Certificate of Destruction") describing such Securities disposed (subject to the record retention requirements of the Exchange Act) or deliver canceled Securities to the Issuers pursuant to written direction by an Officer of each of the Issuers. If the Issuer or any Subsidiary Guarantor acquires any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.12. The Issuers may not issue new Securities to replace Securities they have paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

                  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  SECTION 2.13. Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such payment at the office or agency of the Issuers maintained for such purpose pursuant to Section 2.3.

                  Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Issuers, at their election in each case, as provided in clause (a) or (b) below:

                  (a) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date, and in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 11.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 2.14. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 2.15. CUSIP and ISIN Numbers. The Issuers in issuing the Securities may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

                                   ARTICLE III

                                    COVENANTS

                  SECTION 3.1. Payment of Securities. (a) The Issuers shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  (b) All payments made by or on behalf of the Issuers under or with respect to the Securities, or payments made by or on behalf of the Subsidiary Guarantors in respect of the Subsidiary Guarantees, must be made free and clear of, and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed by Canada, any province or municipality or local taxing authority (including penalties, interest and other liabilities related thereto) (hereinafter "Canadian Taxes"), unless an Issuer, or any Subsidiary Guarantor, as the case may be, is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If an Issuer, or a Subsidiary Guarantor, as the case may be, is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Securities, the Issuer, or the Subsidiary Guarantor, as the case may be, will be required to pay such additional amounts ("Canadian Additional Amounts") as may be necessary so that the net amount received by each holder (including Canadian Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Canadian Taxes had not been withheld or deducted; provided, however, that no Canadian Additional Amounts will be payable with respect to a payment made to a holder (an "Excluded Holder") in respect of a beneficial owner:

                  (1) with which the Issuers and the Subsidiary Guarantors do not deal at arm's length (for the purposes of the Income Tax Act (Canada)) at the time of the making of such payment; or

                  (2) which is subject to such Canadian Taxes by reason of its being connected with the jurisdiction imposing such taxes other than by the mere holding of Securities or the receipt of payments thereunder.

                  The Issuers, or the Subsidiary Guarantors, as the case may be, will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Issuers will furnish to the holders, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuers, or the Subsidiary Guarantors, as the case may be. The Issuers, or the Subsidiary Guarantors, as the case may be, will upon written request of each holder (other than an Excluded Holder), reimburse each such holder for the amount of

                  (1) any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Securities and

                  (2) any Canadian Taxes so levied or imposed and paid by such holder with respect to any reimbursement under the foregoing clause
         (1), this clause (2) or so that the
         net amount received by such holder after such reimbursement will not be less than the net amount the holder would have received if Canadian Taxes on such reimbursement had not been imposed.

                  Upon request, the Issuers will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Canadian Taxes with respect to which Canadian Additional Amounts are paid.

                  (c) All payments of principal, premium, if any, and interest with respect to the Securities will be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If a withholding or deduction at source is required, the Issuer or Subsidiary Guarantors, as the case may be, will, subject to certain limitations and exceptions (set forth below), pay to a holder of Securities on behalf of an owner of a beneficial interest therein (an "Owner") who is a United States Alien (as defined herein) such additional amounts ("U.S. Additional Amounts") as may be necessary so that every net payment of principal, premium, if any, or interest with respect to such Securities after such withholding or deduction, will not be less than the amount provided for in the Securities. However, neither the Issuers nor the Subsidiary Guarantors shall be required to make any payment of U.S. Additional Amounts for or on account of:

         (1) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Owner (or between a fiduciary, settlor, beneficiary, member or shareholder of such Owner, if such Owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, or (ii) the presentation of a Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

         (2) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

         (3) any tax, fee, duty, assessment or other governmental charge imposed by reason of such Owner's past or present status as a personal holding company, foreign personal holding company or controlled foreign corporation with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

         (4) any tax, fee, duty, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal or interest with respect to the Securities;

         (5) any tax, fee, duty, assessment or other governmental charge imposed on interest received by anyone who owns (actually or constructively) 10% or more of the total combined voting power of all classes of stock of either Issuer;

         (6) any tax, fee, duty, assessment or other governmental charge imposed on interest received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

         (7) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Owner of such Security, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

         (8)      any combination of items (1), (2), (3), (4), (5), (6) and (7);
                  nor shall U.S. Additional Amounts be paid to any holder of a Security on behalf of any Owner who is a fiduciary or partnership or other than the sole Owner to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or Owner would not have been entitled to payment of the U.S. Additional Amounts had such beneficiary, settlor, member or Owner been the sole Owner of the Security.

                  The term "United States Alien" means any corporation, individual, fiduciary or partnership that for United States federal income tax purposes is a foreign corporation, nonresident alien individual, nonresident alien fiduciary of a foreign estate or trust, or foreign partnership one or more members of which is a foreign corporation, nonresident alien individual or nonresident alien fiduciary of a foreign estate or trust.

                  (d) Any reference in this Indenture, in any context, to the payment of the principal of, or premium, if any, or interest on or in respect of a Security, or any other amount payable on or in respect of a Security, such mention shall be deemed to include mention of the payment of U.S. Additional Amounts and Canadian Additional Amounts as described in this Section 3.1 to the extent that, in such context, U.S. Additional Amounts or Canadian Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of such Security and express mention of the payment of U.S. Additional Amounts or Canadian Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding U.S. Additional Amounts or Canadian Additional Amounts in those provisions hereof where such express mention is not made.

                  (e) The Issuers, or the Subsidiary Guarantors, as the case may be, will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, the Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of Canada, the jurisdiction of incorporation of any successor of the Company or any Canadian Subsidiary Guarantor or any jurisdiction in which a paying agent is located, and will agree to indemnify the holders for any such taxes paid by such holders.

                  (f) The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or any Issuer is organized or any political subdivision or taxing authority or agency thereof or therein.

                  SECTION 3.2. Limitation on Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuers or any of the Subsidiary Guarantors may Incur Indebtedness if on the date thereof:

                  (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

                  (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

                  (1) Indebtedness of the Issuers or any of the Subsidiary Guarantors Incurred pursuant to a Credit Facility in an aggregate amount up to the greater of (a) the Borrowing Base and (b) $350.0 million less the aggregate principal amount of all principal repayments with proceeds from Asset Dispositions utilized in accordance with clause (3)(a) of Section 3.5 that permanently reduce the commitments thereunder;

                  (2) Guarantees by the Issuers and Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee;

                  (3) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however, (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated in right of payment to the Securities, or (b) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor, then
         (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary, or (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                  (4) Indebtedness represented by (a) the Securities and the Subsidiary Guarantees issued on the Issue Date and the Exchange Securities and exchange guarantees evidencing the same Indebtedness as the Securities and the Subsidiary Guarantees issued in a registered exchange offer pursuant to the Registration Rights Agreement, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9), (10), (11) and (12)) outstanding on the Issue
         Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to the first paragraph of this covenant;

                  (5) Indebtedness of a Person Incurred and outstanding on the date on which such Person was acquired by the Company or a Restricted Subsidiary and became a Restricted Subsidiary or part of a Restricted Subsidiary or the Company or merged, consolidated, amalgamated or liquidated with or into a Restricted Subsidiary or the Company (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or merged, consolidated, amalgamated or liquidated with or into a Restricted Subsidiary or the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such transactions or series of transactions is consummated, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

                  (6) Indebtedness under Currency Agreements and Interest Rate Agreements; provided, that such agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company), and not for speculative purposes, in the ordinary course of business;

                  (7) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings, conditional sale obligations, obligations under title retention agreements or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case Incurred for the purpose of financing all or any part of the purchase price, leasing or cost of acquisition, construction, development or improvements of property or assets used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million outstanding at the time of determination;

                  (8) Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety, appeal and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

                  (9) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, property, assets or Capital Stock, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

                  (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

                  (11) Indebtedness arising out of any Earn-Out Payment obligation relating to any Investment made in accordance with clause
         (1) or (2) of the definition "Permitted Investment";

                  (12) Indebtedness of the Issuers and the Subsidiary Guarantors extended by Gerdau S.A. or any of its wholly-owned Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (12) and then outstanding, will not exceed $25.0 million at any time outstanding; and

                  (13) in addition to the items referred to in clauses (1) through (12) above, Indebtedness of the Issuers and the Subsidiary Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed $25.0 million at any time outstanding.

                  The Issuers will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Issuers unless such Indebtedness will be subordinated to the Securities to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary other than a Subsidiary Guarantor or GUSAP Partners may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company.

                  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

                  (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses;

                  (2) all Indebtedness outstanding on the date of this Indenture under the Senior Secured Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (4) of the second paragraph of this covenant;

                  (3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

                  (4) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

                  (5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof at the time of determination;

                  (6) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

                  (7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

                  Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this
Section 3.2, the Company shall be in Default of this covenant).

                  For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

                  SECTION 3.3. Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

                  (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

                  (a) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

                  (b) any dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

                  (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

                  (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

                  (4) make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses
(1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

                  (a) a Default shall have occurred and be continuing (or would result therefrom); or

                  (b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under
                           Section 3.2 after giving effect, on a pro forma basis, to such Restricted Payment; or

                  (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

                           (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

                           (ii) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

                           (iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and

                           (iv) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

                           (A) repurchases, redemptions or liquidations of such Restricted Investments by such Person, proceeds realized upon the sale or other transfer of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary; or

                           (B)      the redesignation of Unrestricted
                                    Subsidiaries as Restricted Subsidiaries
                                    (valued in each case as provided in the
                                    definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

         The provisions of the preceding paragraph will not prohibit:

                  (1) any purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Issuers or Guarantor Subordinated Obligation of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase, repurchase, redemption, defeasance, acquisition, cancellation or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

                  (2) any prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuers or any Guarantor Subordinated Obligation of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 3.2 and that in each case constitutes Refinancing Indebtedness; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

                  (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 3.2 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

                  (4) so long as no Default or Event of Default has occurred and is continuing, any purchase, prepayment, repayment, repurchase, retirement, defeasance or other acquisition or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted under Section 3.5 below; provided, however, that such purchase, prepayment, repayment, repurchase, retirement, defeasance or other acquisition or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

                  (5) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

                  (6) so long as no Default or Event of Default has occurred and is continuing,

                  (a) the purchase, repurchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any parent of the Company held by any existing or former directors, employees or management of the Company or any Subsidiary of the Company or their assigns, transferees, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $1.0 million in the aggregate during any calendar year and $5.0 million in the aggregate for all such purchases, repurchases, redemptions or other acquisitions, cancellations and retirements; provided, however, that the amount of any such purchase, repurchase, redemption or other acquisition, cancellation or retirement will be included in subsequent calculations of the amount of Restricted Payments; and

                  (b) loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $2.0 million at any one time outstanding; provided, however, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

                  (7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company and Preferred Stock of any Restricted Subsidiary (other than Subsidiary Guarantors and GUSAP Partners), issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense"; provided that the payment of such dividends will be excluded from the calculation of Restricted Payments;

                  (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

                  (9) the distribution, as a dividend or otherwise, of shares of Capital Stock and/or assets of any Unrestricted Subsidiary; provided, however, that such distribution shall be excluded in subsequent calculations of the amount of Restricted Payments;

                  (10) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 3.10 or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 3.5; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Securities and has repurchased all Securities validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; and

                  (11) Restricted Payments in an amount not to exceed $15.0 million; provided that the amount of such Restricted Payments will be included in the calculation of the amount of Restricted Payments.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $5.0 million. Not later than the date of making any Restricted Payment pursuant to the first paragraph of this covenant, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

                  SECTION 3.4. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock or pay any indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

                  (2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

                  (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

                  The preceding provisions will not prohibit:

                  (i) any encumbrance or restriction pursuant to an agreement or other instrument in effect at or entered into on the date of this Indenture, including under, this Indenture and the Senior Secured Credit Agreement or identified in Schedule 3.4 to this Indenture.

                  (ii) any encumbrance or restriction with respect to a Person pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by such Person on or before the date on which such Person was acquired by the Company and became a Restricted Subsidiary or part thereof or of the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or a Restricted Subsidiary or in contemplation of the transaction) and outstanding on such date; provided, that any such encumbrance or restriction may not extend to any assets or property of the

                  Company or any other Restricted Subsidiary other than the assets and property of the Person so acquired;

                  (iii) any encumbrance or restriction with respect to the Company or a Restricted Subsidiary pursuant to an agreement or other instrument relating to Refinancing Indebtedness that refinanced Indebtedness Incurred pursuant to an agreement or other instrument referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement or other instrument referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to the Company or such Restricted Subsidiary contained in any such agreement or other instrument or amendment are no less favorable in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreement or other instrument or amendment referred to in clauses (i) or (ii) of this paragraph on the Issue Date or the date such Person became a Restricted Subsidiary, whichever is applicable;

                  (iv) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

                  (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, sublease, license or similar contract, or the assignment or transfer of any such lease, sublease, license or other contract;

                  (b) contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

                  (c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

                  (v) (a) purchase money obligations for assets or property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

                  (vi) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

                  (vii) customary provisions in joint venture agreements relating to joint ventures that are not Restricted Subsidiaries and other similar agreements entered into in the ordinary course of business;

                  (viii) net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

                  (ix) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; and

                  (x) Permitted Liens.

                  SECTION 3.5. Limitation on Sales of Assets and Subsidiary Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

                  (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined with respect to transactions in excess of $2.0 million in good faith by the chief executive officer or chief financial officer of the Company (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

                  (2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, that this clause (2) shall not apply to dispositions of assets with a fair market value of $1.0 million or less; provided further that the aggregate of the fair market value of the transactions so excluded from this clause (2) shall not exceed $5.0 million in any calendar year; and

                  (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

                  (a) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase, repurchase, redeem, retire, defease or otherwise acquire amounts payable under or in respect of a Credit Facility or other Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Wholly-Owned Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligation) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment, repurchase, redemption, retirement, defeasance or other acquisition or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired; and

                  (b) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to invest (or enter into a binding agreement to invest within 90 days of the date of such agreement) in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

         provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in Cash Equivalents or any other manner not prohibited by this Indenture.

                  Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 361st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $5.0 million, a triggering event shall be deemed to have occurred, which will trigger the obligation of the Company to make an offer ("Asset Disposition Offer") to all Holders of Securities and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Securities and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

                  The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of Securities and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Securities and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

                  If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Disposition Offer.

                  On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Securities and Pari Passu Notes or portions of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Securities or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon delivery of an Officers' Certificate from the Company, will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

                  For the purposes of this covenant, the following will be deemed to be cash:

                  (1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Wholly-Owned Subsidiary (other than Subordinated Obligations of GUSAP Partners, Guarantor Subordinated Obligations or Disqualified Stock of any Wholly-Owned Subsidiary that is a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above); and

                  (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

                  The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

                  SECTION 3.6. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of this Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens, effective provision is made to secure the Indebtedness due under this Indenture and the Securities or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

                  SECTION 3.7. Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any property unless:

                  (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as evidenced by a resolution of the Board of Directors of the Company) of the property subject to such transaction;

                  (2) the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to the covenant described under Section 3.2;

                  (3) the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Securities by the covenant described under Section 3.6; and

                  (4) the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of this Indenture described under
         Section 3.5 (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.



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

                  SECTION 3.8. Limitation on Affiliate Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

                  (1) the terms of such Affiliate Transaction are no less favorable, taken as a whole, to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

                  (2) in the event such Affiliate Transaction involves an aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

                  (3) in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

                  The preceding paragraph will not apply to:

                  (1) any Restricted Payment permitted to be made pursuant to the covenant described under Section 3.3;

                  (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of directors, officers and employees approved by the Board of Directors;

                  (3) loans or advances to employees or officers in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed $2.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

                  (4) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

                  (5) Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 3.2;

                  (6) the payment of reasonable and customary compensation and fees paid to, and indemnity provided on behalf of, directors, officers or employees of the Company or any Restricted Subsidiary providing services to the Company or any Restricted Subsidiary; and

                  (7) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date and identified on Schedule 3.8 to this Indenture on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the Holders of the Securities than the terms of the agreements in effect on the Issue Date.

                  Notwithstanding the foregoing, the Company shall not be required to comply with clause (3) of the first paragraph of this Section 3.8 with respect to (i) any Indebtedness of the Company or any Restricted Subsidiary to Gerdau S.A. or any of its Subsidiaries Incurred in accordance with clauses
(12) or (13) of the second paragraph of Section 3.2 and (ii) any commercial supply arrangements between Gerdau S.A. and/or any of its Subsidiaries, on the one hand, and the Company and/or any Restricted Subsidiary, on the other hand.

                  SECTION 3.9. Limitation on Sale of Capital Stock of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

                  (1) to the Company or a Wholly-Owned Subsidiary; or

                  (2) in compliance with Section 3.5 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

Notwithstanding the preceding paragraph, the Company or any Restricted Subsidiary may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of Section 3.5.

                  SECTION 3.10. Change of Control. If a Change of Control occurs, unless the Issuers have exercised their right to redeem all of the Securities as described under "Optional redemption", then such Change of Control shall constitute a triggering event which shall trigger the obligation of the Issuers to offer to repurchase from each Holder all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  Within 30 days following any Change of Control, unless the Issuers have exercised their right to redeem all outstanding Securities pursuant to Section 5.1, the Issuers will mail a notice (the "Change of Control Offer") to each Holder, with a copy to the Trustee, stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

                  (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

                  (3) the procedures determined by the Issuers, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.

                  On the Change of Control Payment Date, the issuers will, to the extent lawful:

                  (1) accept for payment all Securities or portions of Securities (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities so tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Issuers.

                  The Paying Agent will promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof.

                  If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

                  Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused under such indenture or other agreement by the Change of Control or (ii) the Issuers will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the Holders of Securities under a Change of Control Offer or (iii) the Issuers must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Issuers covenant to effect such repayment or obtain such consent and/or waiver within 30 days following any Change of Control, it being a default of the Change of Control provisions of this Indenture if the Issuers fail to comply with such covenant. A default under this Indenture will result in a cross-default under the Senior Secured Credit Agreement.

                  The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations described in this Indenture by virtue of the conflict.
                  SECTION 3.11. SEC Reports. Notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Issuers will file with the SEC, and make available to the Trustee and the registered Holders of the Securities, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Issuers are not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Issuers will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Securities as if the Issuers were subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

                  If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management's Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

                  Notwithstanding the foregoing, in the event that the Company qualifies to report under the U.S./Canadian multijurisdictional disclosure system, such annual reports and such information, documents and other reports will be deemed to refer to those reports required of a Canadian company eligible to use Canadian continuous disclosure filings to satisfy its reporting requirements under such system; provided further, however, that notwithstanding anything to the contrary permitted by such U.S./Canadian multijurisdictional disclosure system, now or in the future, the reports required of a Canadian company under such system will be deemed to include (1) a reconciliation of such annual reports and such information, documents and other reports to accounting principles generally accepted in the United States, (2) a quarterly balance sheet and (3) a quarterly or annual, as the case may be, management's discussion and analysis of financial


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

condition and results of operations substantially in the form that would be required by a U.S. Person subject to such Sections.

                  SECTION 3.12. Future Subsidiary Guarantors. After the Issue Date, the Company will cause each Restricted Subsidiary that is not at that time a Subsidiary Guarantor and that is required to Guarantee either any Indebtedness of either of the Issuers or Indebtedness under a Credit Facility to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis and all other obligations under this Indenture.

                  SECTION 3.13. Maintenance of Office or Agency. The Issuers will maintain an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The agency of SouthTrust Bank (the "Agent") currently located at SouthTrust Bank, 110 Office Park Drive, 2nd Floor, Corporate Trust Department, Mail Code A-001-0B-0201, Birmingham, Alabama 35223 shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one or more of such purposes. The Issuers will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Agent of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

                  The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 3.14. Corporate Existence. Except as otherwise provided in this Article III, Article IV and Section 10.2(b), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of GUSAP Partners and each Significant Subsidiary or the respective corporate, partnership, limited liability company or other existences of each member of any group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary of the Company in accordance with their respective organizational documents (as the same may be amended from time to time) and the rights (charter and statutory) licenses and franchises of the Company and each Significant Subsidiary or each member of any group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of any Significant Subsidiary or the respective corporate, partnership, limited liability company or other existences of each member of any group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary of the

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

Company if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders; provided, further, that the Company shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of a Restricted Subsidiary that is neither a Significant Subsidiary nor a member of any group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary of the Company and provided further, however, that the foregoing shall not prohibit a sale, transfer, or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

                  SECTION 3.15. Payment of Taxes and Other Claims. The Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company, GUSAP Partners or any Subsidiary or upon the income, profits or property of the Company, GUSAP Partners or any Subsidiary and
(ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company, GUSAP Partners or any Subsidiary; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuers), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

                  SECTION 3.16. Payments for Consent. Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

                  SECTION 3.17. Compliance Certificate. The Issuers shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company and of GUSAP Partners they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during the previous Fiscal Year. If they do, the certificate shall describe the Default or Event of Default, its status and the action the Company or GUSAP Partners is taking or proposes to take with respect thereto. The Issuers also shall comply with TIA Section 314(a)(4).

                  SECTION 3.18. Further Instruments and Acts. Upon request of the Trustee, the Issuers will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 3.19. Statement by Officers as to Default. The Issuers shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Issuers become aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, its status and the actions which the Issuers are taking or propose to take with respect thereto.

                  SECTION 3.20. Effectiveness of Covenants. Following the first day:
                  (a) the Securities have an Investment Grade Rating from both of the Ratings Agencies, and

                  (b) no Default has occurred and is continuing under the Indenture;

the Company and its Restricted Subsidiaries will not be subject to Sections 3.2, 3.3, 3.4, 3.5, 3.8, 3.9 and clause (3) of Section 4.1 of this Indenture (collectively, the "Suspended Covenants"). If at any time the Securities' credit rating is downgraded from Investment Grade Rating, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Securities subsequently attain Investment Grade Rating (in which event the Suspended Covenants shall no longer be in effect for such time that the Securities maintain Investment Grade Rating); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Securities or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the Securities attain Investment Grade Rating and before any reinstatement of such Suspended Covenants as provided above, or any actions taken at any time pursuant to any contractual obligation arising prior to such reinstatement, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The Issuers will notify the Trustee by delivery of an Officers' Certificate of the suspension of the Suspended Covenants.

                                   ARTICLE IV

                                SUCCESSOR COMPANY

                  SECTION 4.1. Merger and Consolidation. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, organized and existing under the federal laws of Canada, any province or territory thereof, the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                  (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of
         Section 3.2;

                  (4) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to the Successor Company's obligations in respect of this Indenture and the Securities and its obligations under the Registration Rights Agreement shall continue to be in effect; and

                  (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all of its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Securities.

                  Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may amalgamate, consolidate or merge with, or liquidate into or transfer all or part of its properties and assets to the Company or a Wholly-Owned Subsidiary and (y) the Company may amalgamate, consolidate or merge with or liquidate into an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby; provided that, in the case of the foregoing clause (x), the Company will not be required to comply with the preceding clause (5).

                  Furthermore, the Company will not permit GUSAP Partners to consolidate with or merge with or into any Person (other than the Company or a Wholly-Owned Subsidiary), and will not convey, transfer or lease all or substantially all of the assets of GUSAP Partners (other than to the Company or a Wholly-Owned Subsidiary), unless (a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized or formed and existing under the laws of the United States of America, any State of the United

States or the District of Columbia, Canada or any province or territory of Canada and such Person (if not the Company or GUSAP Partners) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of GUSAP Partners under the Securities and this Indenture; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (c) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                                    ARTICLE V

                            REDEMPTION OF SECURITIES

                  SECTION 5.1. Redemption. The Securities may be redeemed, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in paragraph 5 of the form of Securities set forth in Exhibit A and Exhibit B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date.

                  SECTION 5.2. Applicability of Article. Redemption of Securities at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 5.3. Election to Redeem; Notice to Trustee. The election of the Issuers to redeem any Securities pursuant to Section 5.1 shall be evidenced by a Board Resolution of each Issuer. In case of any redemption at the election of the Issuers, the Issuers shall, upon not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Issuers or the date on which notice is given to the Holders (except as provided in Section
5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to
Section 5.4. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 5.4. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis among the classes of Securities, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided,


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

however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

                  The Trustee shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of Securities and the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  SECTION 5.5. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 11.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. At the Issuers' request, the Trustee shall give notice of redemption in the Issuers' name and at the Issuers' expense; provided, however, that the Issuers shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice at the Issuers' expense and setting forth the information to be stated in such notice as provided in the following items.

                  All notices of redemption shall state:

                  (1) the Redemption Date,

                  (2) the redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any,

                  (3) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

                  (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

                  (5) that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in
         Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Issuers default in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

                  (6) the place or places where such Securities are to be surrendered for payment of the redemption price and accrued interest, if any,

                  (7) the name and address of the Paying Agent,



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                  (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price,

                  (9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities, and

                  (10) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

                  SECTION 5.6. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if any of the Company's Subsidiaries is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption that are beneficially owned by the Issuers and have been delivered by the Issuers to the Trustee for cancellation.

                  SECTION 5.7. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities or portions of Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuers shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear interest and the only right of the Holders thereof will be to receive payment of the redemption price and, subject to the next sentence, unpaid interest on such Securities to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the unpaid principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

                  SECTION 5.8. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 3.13 (with, if the Issuers or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Issuers, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.



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

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  SECTION 6.1. Events of Default. Each of the following is an "Event of Default":

                  (1) default in any payment of interest or additional interest, if any, (as required by the Registration Rights Agreement) on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) default in the payment of principal of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

                  (3) failure by the Issuers or any Subsidiary Guarantor to comply with its obligations under Article IV or Section 10.2;

                  (4) failure by the Issuers to comply with any of their obligations under Section 3.2, Section 3.3, Section 3.4, Section 3.5,
         Section 3.6, Section 3.7, Section 3.8, Section 3.9, Section 3.10,
         Section 3.11, Section 3.12 or Section 3.16, (in each case, other than a failure to purchase Securities when required under this Indenture, which failure shall constitute an Event of Default under Section 6.1(2)) and such failure continues for 30 days after the notice specified below;

                  (5) the Issuers default in the performance of or a breach by the Issuers of any other covenant or agreement in this Indenture or under the Securities (other than those referred to in (1), (2), (3) or (4) above) and such default continues for 60 days after the notice specified below;

                  (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries or is recourse to the Company or its Restricted Subsidiaries, by contract or operation of law), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

                  (a) is caused by a failure to pay any Indebtedness at maturity prior to the expiration of the grace period provided in such Indebtedness ("Payment Default") or

                  (b) results in the acceleration of such Indebtedness prior to its final maturity (the "cross acceleration provision");

          and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment


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

         default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                  (7) the Company, GUSAP Partners or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (a)      commences a voluntary case or proceeding;

                  (b) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

                  (c) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (d) makes a general assignment for the benefit of its creditors;

                  (e) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

                  (f) takes any corporate action to authorize or effect any of the foregoing; or

                  (g) takes any comparable action under any foreign laws relating to insolvency; or

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief in an involuntary case against the Company, GUSAP Partners or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

                  (b) appoints a Custodian for all or substantially all of the property of the Company, GUSAP Partners or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law; or

                  (c) orders the winding up or liquidation of the Company, GUSAP Partners or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law; and



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

                  (d) in each case the order, decree or relief remains unstayed and in effect for 90 days;

                  (9) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged, waived or stayed for a period of 60 days (the "judgment default provision"); or

                  (10) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  Notwithstanding the foregoing, a Default under clauses (4) or
(5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of 25% or more in principal amount of the outstanding Securities notify the Issuers of the Default in writing, which notice shall specify that it constitutes a notice of Default, and the Issuers do not cure such Default within the time specified in clauses (4) or (5) of this Section 6.1 after receipt of such notice.

                  The Issuers shall deliver to the Trustee, within 10 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Default or Event of Default under clauses (3), (4), (5), (6), (7), (8),
(9) or (10) of this Section 6.1, which such notice shall contain the status thereof and a description of the action being taken or proposed to be taken by the Issuers in respect thereof.

                  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Securities pursuant to the optional redemption provisions of this Indenture or were required to repurchase the Securities, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities. If an Event of Default occurs prior to July 15, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Securities prior to July 15, 2007, the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

                  SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default described in clause (7) or (8) of Section 6.1) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Issuers and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately.

                  In the event of a declaration of acceleration of the Securities because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

                  If an Event of Default described in clause (7) or (8) of
Section 6.1 occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                  SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of (or premium, if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and
(2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

                  SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.6. Limitation on Suits. Subject to Section 6.7, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

                  (2) Holders of at least 25% in principal amount of the outstanding Securities have requested that the Trustee to pursue the remedy;

                  (3) such Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

                  SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.7;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD: to the Issuers or, to the extent the Trustee collects any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Issuers, a suit by a Holder pursuant to
Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                   ARTICLE VII

                                     TRUSTEE

                  SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered the Trustee reasonable indemnity or security against loss, liability or expense.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Company and GUSAP Partners.

                  (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

                  SECTION 7.2. Rights of Trustee. Subject to Section 7.1:

                  (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Issuers as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Issuers.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes willful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written


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notice of any event which is in fact such a default is received by the Trustee at the corporate trust office of the Trustee specified in Section 11.2, and such notice references the Securities and this Indenture.

                  (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (i) The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Trust Officer of the Trustee.

                  (j) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request, and in the absence of bad faith or willful misconduct on its part, rely upon an Officers' Certificate.

                  SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers, Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Issuers; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

                  SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Issuers' use of the proceeds from the sale of the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Issuers pursuant to the terms of this Indenture and shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail by first class mail to each Securityholder at the address set forth in the Securities Register notice of the Default or Event of Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the


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case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning the May 15, 2004 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such July 15 that complies with TIA Section 313(a) if and to the extent required thereby. The Trustee also shall comply with TIA Section 313(b) and TIA Section 313(c).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

                  SECTION 7.7. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Issuers and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Issuers or otherwise). The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers' expense in the defense. The Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel, provided that the Issuers shall not be required to pay such fees and expenses if they assume the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Issuers and the Trustee in connection with such defense. Notwithstanding the foregoing, the Issuers and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss, liability or expense which is finally determined by a court of competent jurisdiction to have been incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.



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                  To secure the Issuers' payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Issuers.

                  The Issuers' payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clause (7) or clause (8) of
Section 6.1 with respect to the Issuers, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent will not be unreasonably withheld. The Issuers shall remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10 hereof;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee as described in the preceding paragraph, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Issuers' expense, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Securityholder, who has been a bona fide


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

holder of a Security for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

                  SECTION 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee that satisfies the requirements of TIA Section 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Issuers. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                  SECTION 7.12. Trustee's Application for Instruction from the Issuers. Any application by the Trustee for written instructions from the Issuers may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company or GUSAP Partners actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.



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                  SECTION 7.13. Paying Agents. The Company shall cause each
Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.13:

                  (1) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Securities (whether such sums have been paid to it by the Company or by any obligor on the Securities) in trust for the benefit of Holders of the Securities or the Trustee;

                  (2) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (3) that it will give the Trustee written notice within three Business Days of any failure of the Company (or by any obligor on the Securities) in the payment of any installment of the principal of, premium, if any, or interest on, the Securities when the same shall be due and payable.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.1. Discharge of Liability on Securities; Defeasance.
(a) Subject to Section 8.1(c), when (i)(x) the Issuers deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have /become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption pursuant to Article V hereof and the Issuers or any Subsidiary Guarantor irrevocably deposit or cause to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company, GUSAP Partners or any Subsidiary Guarantor is a party or by which the Company, GUSAP Partners or any Subsidiary Guarantor is bound; (iii) the Issuers or any Subsidiary Guarantor have paid or caused to be paid all sums payable under this Indenture and the Securities; and (iv) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified


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

herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Issuers.

                  (b) Subject to Sections 8.1(c) and 8.2, the Issuers at any time may terminate (i) all their obligations under the Securities and this Indenture ("legal defeasance option"), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) their obligations under Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 3.8, Section 3.9, Section 3.10, Section 3.11, Section 3.12, Section 3.16 and
Section 4.1(3), and the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 6.1(4) and the operation of Section 6.1(5), Section 6.1(6), Section 6.1(7) (with respect to Significant Subsidiaries), Section 6.1(8) (with respect to Significant Subsidiaries), Section 6.1(9) and Section 6.1(10), and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the "covenant defeasance option"), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their covenant defeasance option, the Issuers may elect to have any Subsidiary Guarantees in effect at such time terminate.

                  If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default, and the Subsidiary Guarantees in effect at such time shall terminate. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4) (as such Section relates to Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 3.8, Section 3.9, Section 3.10, Section 3.11, Section
3.12 and Section 3.16), Section 6.1(5), Section 6.1(6), Section 6.1(7) (with respect only to Significant Subsidiaries), Section 6.1(8) (with respect only to Significant Subsidiaries), Section 6.1(9) or Section 6.1(10), or because of the failure of the Company to comply with Section 4.1(3).

                  Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

                  (c) Notwithstanding the provisions of Sections 8.1(a) and (b), the Issuers' obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 2.11,
2.12, 3.1, 3.13, 3.14, 3.15, 3.17, 3.18, 3.19, 6.7, 7.7 and 7.8 and in this
Article VIII shall survive until the Securities have been paid in full. Thereafter, the Issuers' obligations in Sections 7.7, 8.4 and 8.5 shall survive.

                  SECTION 8.2. Conditions to Defeasance. The Issuers may exercise their legal defeasance option or its covenant defeasance option only if:

                  (1) the Issuers irrevocably deposit in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Obligations or a combination


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

         thereof, the principal of and interest (without reinvestment) on which will be sufficient, or a combination thereof sufficient, for the payment of principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, with respect to certain bankruptcy or insolvency Events of Default, on the later of (i) the 91st day after such date of deposit or (ii) the day ending on the day following the expiration of the longest preference period under any bankruptcy law applicable to the Issuers in respect of such deposit;

                  (4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries, or GUSAP Partners is a party or by which the Company or any of its Subsidiaries, or GUSAP Partners is bound;

                  (5) the Issuers shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that (A) the Securities and (B) assuming no intervening bankruptcy of the Company or GUSAP Partners between the date of deposit and the 91st day following the deposit and that no Holder of the Securities is an insider of the Company or GUSAP Partners, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally;

                  (6) the deposit does not constitute a default under any other agreement binding on the Issuers;

                  (7) the Issuers deliver to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (8) the Issuers shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the jurisdictions of organization of each of the Issuers stating that (i) the Securityholders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) in the case of the legal defeasance option, such Opinion of Counsel must


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

         be based on a ruling by the Internal Revenue Service or other change in the applicable U.S. or Canadian tax law;

                  (9) the Issuers shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the jurisdictions of organization of each of the Issuers to the effect that the Securityholders will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and covenant defeasance and will be subject to income tax of such jurisdiction on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

                  (10) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or covenant defeasance, as the case may be, as contemplated by this
         Article VIII have been complied with.

                  SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust all money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture and the Securities to the Holders of the Securities of all sums due in respect of the payment of principal of, premium, if any, and accrued interest on the Securities.

                  SECTION 8.4. Repayment to Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money, U.S. Government Obligations or securities held by them upon payment of all the obligations under this Indenture.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal of or premium, if any, or interest on the Securities that remains unclaimed by the Holders thereof for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as unsecured general creditors.

                  SECTION 8.5. Indemnity for U.S. Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuers and each Subsidiary Guarantor under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuers or the Subsidiary Guarantors have made any payment of principal, premium, if any, interest on or


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

principal of any Securities because of the reinstatement of their obligations, the Issuers or Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                  The Trustee's rights under this Article VIII shall survive termination of this Indenture.

                                   ARTICLE IX

                                   AMENDMENTS

                  SECTION 9.1. Without Consent of Holders. The Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder (provided that such amendment does not adversely affect the tax treatment of the Securityholders):

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article IV or Article X in respect of the assumption by a Successor Company of an obligation of the Issuers or any Subsidiary Guarantor under this Indenture;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add Guarantees with respect to the Securities or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary or otherwise in accordance with this Indenture;

                  (5) to secure the Securities;

                  (6) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers;

                  (7) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

                  (8) to make any change that does not materially adversely affect the rights of any Securityholder; or

                  (9) to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all respects to the Initial Securities or the Additional Securities, as the case may be (except that the transfer restrictions contained in the Initial Securities or the Additional Securities, if any, will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities or Additional Securities, as a single class of securities.

                  After an amendment or supplement under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

                  SECTION 9.2. With Consent of Holders. The Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Any past default or compliance with the provisions of this Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, an amendment, supplement or waiver may not:

                  (1) reduce the principal amount of Securities outstanding whose Holders must consent to an amendment;

                  (2) reduce the stated rate of or extend the stated time for payment of interest or additional interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased as described under Section 3.10 (including an amendment to the definition of "Change of Control") or
         Article V or any similar provision, whether through an amendment or waiver of Section 3.10 or Article V, definitions or otherwise;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) impair the right of any Holder to receive payment of, premium, if any, principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

                  (7) make any change to the amendment provisions which require each Holder's consent or to the waiver provisions; or

                  (8) modify the Subsidiary Guarantees in any manner adverse to the Holders.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment,


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

supplement or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder's Securities will not be rendered invalid by such tender or exchange.

                  After an amendment or supplement under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.3. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. Any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (1) through
(8) of Section 9.2, in that case the amendment, supplement, waiver or other action shall bind each Securityholder who has consented to it and every subsequent Securityholder that evidences the same debt as the consenting Holder's Securities. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under
Section 9.1 or 9.2 as applicable.

                  The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

                  SECTION 9.5. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the

Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections
7.1 and 7.2) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3).

                                   ARTICLE X

                              SUBSIDIARY GUARANTEE

                  SECTION 10.1. Subsidiary Guarantee. Subject to the provisions of this Article X, each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations and liabilities of the Issuers under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, GUSAP Partners or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.7) (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor agrees that the Obligations will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is subordinate to the Obligations. Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

                  Except as set forth in Section 10.2, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the


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

foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuers or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor, or (f) any change in the ownership of the Company or GUSAP Partners; (g) by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or (h) by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Subject to the provisions of Section 3.12, each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee upon the merger or the sale of all the Capital Stock or assets of the Subsidiary Guarantor in compliance with Section 10.2. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or GUSAP Partners or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of
(i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

                  Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

                  Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

                  SECTION 10.2. Limitation on Liability; Termination, Release and Discharge.

                  (a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Senior Secured Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

                  (b) The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than the Company or another Subsidiary Guarantor), and will not convey, transfer or lease all or substantially all of the assets of any Subsidiary Guarantor (other than to the Company or another Subsidiary Guarantor), unless:

                  (1) (a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized or formed and existing under the laws of the United States of America, any State of the United States or the District of Columbia, Canada or any province or territory of Canada and such Person (if not the Company or such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (c) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

                  (2) the transaction is made in compliance with Section 3.5.

                  Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction, to a Person which is not the Company or a Restricted Subsidiary, which sale or disposition is otherwise in compliance with this Indenture, such Subsidiary Guarantor will be automatically released from all its obligations under this Indenture and its Subsidiary Guarantee and the Registration Rights Agreement and such Subsidiary Guarantee will terminate; provided, however, that any such termination will occur only to the extent that each such Subsidiary Guarantor will be released from obligations under its Subsidiary Guarantee if all the obligations of such Subsidiary Guarantor under the Senior Secured Credit Agreement and related documentation terminate upon consummation of such transaction.

                  (c) Each Subsidiary Guarantor will be deemed released from all its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement and such Subsidiary Guarantee will terminate upon the legal defeasance or covenant defeasance of the Securities pursuant to the provisions of Article VIII hereof.

                  (d) Each Subsidiary Guarantor will be released from its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.

                  SECTION 10.3. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company, GUSAP Partners or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

                  SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuers or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuers or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuers on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

                  SECTION 11.2. Notices. Any notice or communication shall be in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

                           if to the Company:

                           Gerdau Ameristeel Corporation
                           5100 West Lemon Street
                           Suite 312
                           Tampa, Florida 33609
                           Attention: Tom J. Landa

                           if to GUSAP Partners:

                           GUSAP Partners
                           c/o Gerdau Ameristeel Corporation
                           5100 West Lemon Street
                           Suite 312
                           Tampa, Florida 33609
                           Attention: Tom J. Landa

                           with a copy to:

                           Torys LLP
                           327 Park Avenue
                           New York, New York 10017-3142
                           Attention: Bradley P. Cost, Esq.



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

                           if to the Trustee:

                           SouthTrust Bank
                           P.O. Box 2554
                           Birmingham, Alabama 35290
                           Attention: Corporate Trust Department
                           Mail Code: A-001-0B-0201

                           or street address:

                           SouthTrust Bank
                           110 Office Park Drive, 2nd Floor
                           Corporate Trust Department
                           Mail Code: A-001-0B-0201
                           Birmingham, Alabama 35223

                           With a copy to
                           Winston & Strawn
                           200 Park Avenue
                           New York, New York 10166
                           Attention: Jeffrey H. Elkin, Esq.


                  The Issuers or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to the Company or the Subsidiary Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a registered Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

                  SECTION 11.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

                  SECTION 11.6. When Securities Disregarded. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, GUSAP Partners, any Subsidiary Guarantor or any Affiliate of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or at meetings of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 11.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or Birmingham, Alabama. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 11.9. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE SUBSIDIARY GUARANTEES.

                  SECTION 11.10. Judgment Currency. The Issuers and the Subsidiary Guarantors agree to fully indemnify the Trustee and each Holder against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Indenture or the Securities and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which any such person on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Person. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

                  SECTION 11.11. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. Each of the Company and each Subsidiary Guarantor that is not organized in the United States hereby agrees to maintain a Significant Subsidiary as its authorized agent (the "Process Agent") upon which process may be served in any suit, action or proceeding arising out of or relating to this Indenture or the Securities that may be instituted in any Federal or State court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or State securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and (i) acknowledges that the Process Agent has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding and (iii) agrees that service of process upon the Process Agent and written notice of said service to it (mailed or delivered to or care of the Company at its principal office as specified in Section 11.2), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company and each Subsidiary Guarantor that is not organized in the United States initially appoints Gerdau Ameristeel US Inc. to act as the Process Agent. So long as the Company maintains its principal executive offices in the United States, process may be served upon the Process Agent c/o the Company at the address set forth in Section 11.2. In the event that the Company no longer has a Significant Subsidiary organized in the United States which may act as Process Agent, the Company shall designate such additional or alternative agents for service of process under this Section 11.11 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.11.

                  SECTION 11.12. Enforceability of Judgments. Each of the Company and each Guarantor not organized in the United States agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in a court in the United States shall be conclusive and binding upon it and may be enforced in the courts of Canada (or any other courts to the jurisdiction of which the Guarantor is subject) by a suit upon such judgment, provided that service of process is effected upon the Company or such Guarantor, as applicable, in the manner specified in the foregoing paragraph or as otherwise permitted by law; provided, however, that the Company and such Guarantors do not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment, (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment, or (iii) any other right or remedy of the Company or any such Guarantor to the extent not expressly waived in accordance with this Section 11.12.

                  SECTION 11.13. No Recourse Against Others. An incorporator, director, officer, employee, Affiliate or stockholder of the Company, GUSAP Partners or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 11.14. Successors. All agreements of the Issuers and each Subsidiary Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.15. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 11.16. Qualification of Indenture. The Issuers shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Issuers, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Issuers any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                  SECTION 11.17. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.


                                 GERDAU AMERISTEEL CORPORATION


                                 By:  /s/ Glen Beeby
                                    --------------------------------------------
                                    Name:  Glen Beeby
                                    Title: VP Cambridge Mill, VP Administration
                                           Canada & Assistant Secretary

                                  GUSAP PARTNERS

                                         By:  GERDAU AMERISTEEL
                                               CAMBRIDGE INC.


                                                  By  /s/ Glen Beeby
                                                    ----------------------------
                                                    Title: Secretary & Treasurer


                                         By:  GERDAU AMERISTEEL MRM
                                              SPECIAL SECTIONS INC.


                                                  By  /s/ Glen Beeby
                                                    ----------------------------
                                                    Title: Secretary & Treasurer


                                  SOUTHTRUST BANK, as Trustee




                                 By:  /s/ Stuart E. Statham
                                    --------------------------------------------
                                    Title: Vice President & Trust Officer

                                  CO-STEEL BENEFIT PLANS INC.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: President



                                  CO-STEEL BENEFIT PLANS USA INC.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: Assistant Secretary



                                  CO-STEEL C.S.M. CORP.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: Assistant Secretary



                                  CO-STEEL FINANCE CORP.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: VP, Secretary, Treasurer & CFO



                                  CO-STEEL USA HOLDINGS, INC.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: VP, Secretary, Treasurer & CFO



                                  CO-STEEL (U.S.) LTD.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: VP, Secretary, Treasurer & CFO

                                  GERDAU AMERISTEEL CAMBRIDGE INC.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: Secretary & Treasurer



                                  GERDAU AMERISTEEL
                                     DISTRIBUTION CANADA LTD.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: Treasurer



                                  GERDAU AMERISTEEL
                                     DISTRIBUTION US INC.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: VP, Secretary, Treasurer & CFO



                                  GERDAU AMERISTEEL LAKE
                                     ONTARIO INC.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: VP, Secretary, Treasurer & CFO



                                  GERDAU AMERISTEEL MRM
                                     SPECIAL SECTIONS INC.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: Secretary & Treasurer

                                  GERDAU AMERISTEEL PERTH
                                     AMBOY INC.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: VP, Secretary, Treasurer & CFO



                                  GERDAU AMERISTEEL SAYREVILLE
                                     INC.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: VP, Secretary, Treasurer & CFO



                                  GERDAU AMERISTEEL US INC.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: Assistant Secretary



                                  GERDAU MRM AMERICA HOLDING
                                     CORP.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: Assistant Secretary



                                  GERDAU MRM HOLDINGS INC.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: Secretary & Treasurer

                                  GERDAU NOVA SCOTIA HOLDING
                                     COMPANY



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: President



                                  GERDAU USA INC.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: Vice President & Secretary



                                  MFT ACQUISITION, CORP.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: Assistant Secretary



                                  N.J.S.C. INVESTMENT CO., INC.



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: VP, Secretary, Treasurer & CFO



                                  PASUG LLC



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: Assistant Secretary

                                  PORTER BROS. CORPORATION



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: Secretary & Treasurer



                                  RARITAN RIVER URBAN RENEWAL
                                     CORPORATION



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: VP, Secretary, Treasurer & CFO



                                  1062316 ONTARIO LIMITED



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: EVP, Finance & Administration



                                  1102590 ONTARIO LIMITED



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: EVP, Finance & Administration



                                  1300554 ONTARIO LIMITED



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: EVP, Finance & Administration

                                  1551533 ONTARIO LIMITED



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: Assistant Secretary



                                  2017387 ONTARIO LIMITED



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: Assistant Secretary



                                  3038482 NOVA SCOTIA COMPANY



                                  By  /s/ Glen Beeby
                                    -------------------------------------
                                    Title: President

                                                                       EXHIBIT A

                         [FORM OF FACE OF SERIES A NOTE]

                    [Applicable Restricted Securities Legend]
                       [Depository Legend, if applicable]

No. [___]                        Principal Amount $[___________], as
                                 revised by the Schedule of Increases and Decreases in Global Security attached hereto
                                 CUSIP NO. __________________________
                                 ISIN: _______________________________


                          GERDAU AMERISTEEL CORPORATION
                                 GUSAP PARTNERS

                     10 3/8% Senior Note, Series A, due 2011

                  Gerdau Ameristeel Corporation, an Ontario corporation, and GUSAP Partners, a Delaware partnership, promise to pay to Cede & Co., or its registered assigns, the principal sum of [_______________] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on July 15, 2011.

                  Interest Payment Dates: July 15 and January 15, commencing January 15, 2004
                  Record Dates: December 31 and June 30

                  Additional provisions of this Security are set forth on the other side of this Security.

                                       GERDAU AMERISTEEL CORPORATION


                                       By:______________________________________

                                       GUSAP PARTNERS


                                       By:______________________________________

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

SOUTHTRUST BANK
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By________________________________
         Authorized Signatory                            Date: __________, 20__

                     [FORM OF REVERSE SIDE OF SERIES A NOTE]
                          GERDAU AMERISTEEL CORPORATION

                                 GUSAP PARTNERS

                     10 3/8% Senior Note, Series A, due 2011

1.       Interest

                  Gerdau Ameristeel Corporation, an Ontario corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), and GUSAP Partners, a Delaware partnership (together, the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above.

                  The Issuers will pay interest semiannually on January 15 and July 15 of each year commencing January 15, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from June 27, 2003. The Issuers shall pay interest on overdue principal, and on overdue premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated or a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Notes is not declared effective by the SEC on or before the date that is 210 days after the Issue Date (the "Target Registration Date") in accordance with the terms of the Registration Rights Agreement dated June 27 2003 among the Issuers, the Subsidiary Guarantors and J.P. Morgan Securities Inc., Banc of America Securities LLC, CIBC World Markets Corp., TD Securities (USA) Inc. and ABN AMRO Incorporated, the annual interest rate borne by the Notes shall be increased from the rate shown above by (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, is declared effective by the Securities and Exchange Commission or the Securities become freely tradable under the Securities Act, up to a maximum of 1.00% per annum of additional interest. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

2.       Method of Payment

                  By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuers will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the December 31 or June 30 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. The Issuers will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

                  Initially, SouthTrust Bank (the "Trustee") will act as Trustee, Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically organized, wholly owned Subsidiaries, or GUSAP Partners may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Issuers issued the Securities under an Indenture dated as of June 27, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured senior obligations of the Issuers. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 10 3/8% Senior Notes, Series A, due 2011 referred to in the Indenture. The Securities include (i) $405,000,000 aggregate principal amount of the Issuers' 10 3/8% Senior Notes, Series A, due 2011 issued under the Indenture on June 27, 2003 (herein called "Initial Securities"), (ii) if and when issued, additional 10 3/8% Senior Notes, Series A, due 2011 or 10 3/8% Senior Notes, Series B, due 2011 of the Issuers that may be issued from time to time under the Indenture subsequent to June 27, 2003 (herein called "Additional Securities") and (iii) if and when issued, the Issuers' 10 3/8% Senior Notes, Series B, due 2011 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called "Exchange Securities"). The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets and subsidiary stock, the incurrence of certain liens, sale-leaseback transactions, the sale of capital stock of restricted subsidiaries, the making of payments for consents, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Securities by certain subsidiaries.

                  To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, will unconditionally Guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.

5.       Redemption

                  Except as set forth below, the Securities will not be redeemable at the option of the Company prior to July 15, 2007. On and after such date, the Securities will be redeemable, at the Issuers' option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                  If redeemed during the 12-month period commencing on July 15 of the years set forth below:


     PERIOD                                                                                    REDEMPTION PRICE
     ------                                                                                    ----------------
     2007                                                                                          105.375%
     2008                                                                                          103.583%
     2009                                                                                          101.792%
     2010 and thereafter                                                                           100.000%


                  In addition, at any time and from time to time prior to July 15, 2006, the Issuers may redeem in the aggregate up to 35% of the original principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 110.75% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original principal amount of the Securities must remain outstanding after each such redemption; provided further, that each such redemption occurs within 60 days of the date of closing of such Equity Offering.

                  If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Issuers.

                  In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

                  The Securities may also be redeemed at the option of either of the Issuers, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at any time, at a redemption price equal to the principal amount of the Securities plus accrued and unpaid interest to the date fixed for redemption only if, as a result of (i) any change in or amendment to the laws of Canada or the United States (or of any political subdivision or taxing authority therein or thereof) or any regulations or rulings promulgated thereunder or any change in the official interpretation or official application of such laws, regulations or rulings (including a judgment, holding or order by a court of competent jurisdiction) which is publicly announced after the date of the Indenture, or (ii) any change in the official application or interpretation (including a judgment, holding or order by a court of competent jurisdiction) of, or any execution of or amendment to, any treaty or treaties affecting taxation to which Canada or the United States (or such political subdivision or taxing authority) is a party, which change, amendment or treaty becomes publicly available after the date of the Indenture, either of the Issuers is or would be required on the next succeeding due date for a payment with respect to the Securities to pay any Canadian Additional Amounts or U.S. Additional Amounts with respect to the Securities as described in Section 3.1 of the Indenture.

                  It is not anticipated that the Guarantees will be called upon and the mere fact that a Subsidiary Guarantor might have to pay withholding tax if ever required to make a payment should not give rise to a right to redeem.

                  Prior to the publication of any notice of redemption of the Securities, the Issuers shall deliver to the Trustee an Officers' Certificate stating that the Issuers are entitled to effect such redemption, accompanied by an opinion of tax counsel satisfactory to the Trustee, acting reasonably, that the condition precedent to the right of redemption has occurred. The Issuers will be bound to redeem the Securities on the date fixed for redemption.

6.       Repurchase Provisions

                  If a Change of Control occurs, unless the Issuers have exercised their right to redeem all of the Securities as described under paragraph 5 of the Securities, then such Change of Control shall constitute a triggering event which shall trigger the obligation of the Issuers to offer to repurchase from each Holder all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

7.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.       Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers for payment as general creditors unless an abandoned property law designates another person and not to the Trustee for payment.

10.      Defeasance

                  Subject to certain exceptions and conditions set forth in the Indenture, the Issuers at any time may terminate some or all of its obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

11.      Amendment, Supplement, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended or supplemented by the Issuers, Subsidiary Guarantors and Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers, Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article IV of the Indenture, to provide for uncertificated Securities in addition to, or in place of, certificated Securities, to add guarantees with respect to the Securities, to release Subsidiary Guarantors upon their designation as Unrestricted Subsidiaries or otherwise in accordance with the Indenture, to secure the Securities, to add additional covenants of the Issuers, to surrender rights and powers conferred on the Issuers, to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, to make any change that does not materially adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

12.      Defaults and Remedies

                  Under the Indenture, Events of Default include (each of which are more specially described in the Indenture) (i) default for 30 days in payment of interest when due on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity, upon required repurchase or upon optional redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise; (iii) the failure by the Issuers or any Subsidiary Guarantor to comply with its obligations under Article IV or
Section 10.2 of the Indenture; (iv) failure by the Issuers to comply for 30 days after written notice with any of their obligations under the covenants described under Sections 3.2 through 3.12 inclusive and Section 3.16 of the Indenture (in each case, other than a failure to purchase Securities when required under the Indenture, which failure shall constitute an Event of Default under clause (ii) above); (v) the failure by the Issuers to comply for 60 days after written notice with their other agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), (iii) or (iv) above);
(vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries or is recourse to the Company or its Restricted Subsidiaries, by contract or operation of law), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay any Indebtedness at maturity prior to the expiration of the grace period provided in such Indebtedness ("payment default") or (b) results in the acceleration of such Indebtedness prior to its final maturity (the "cross acceleration provision") and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization of the Company, GUSAP

Partners or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (the "bankruptcy provisions"); (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged, waived or stayed for a period of 60 days (the "judgment default provision"); or (ix) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee. However, a default under clauses (iv) and
(v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuers of the default and the Issuers do not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

                  If an Event of Default (other than an Event of Default described in (vii) hereof) occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% in principal amount of the outstanding Securities and the Trustee by notice to the Issuers may declare all the Securities by notice to the Company to be due and payable immediately. If an Event of Default described in (vii) hereof occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.      Trustee Dealings with the Issuers

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

14.      No Recourse Against Others

                  An incorporator, director, officer, employee, Affiliate or stockholder, of each of the Company, GUSAP Partners or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the

Securities, the Indenture or any Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.      CUSIP Numbers

                  The Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.      Governing Law

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

                  The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:

                          Gerdau Ameristeel Corporation
                             5100 West Lemon Street
                                    Suite 312
                              Tampa, Florida 33609
                             Attention: Tom J. Landa

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to:

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. No.)

         and irrevocably appoint ___________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:____________________                     Your Signature:___________________

Signature Guarantee:____________________________________________________________
                                        (Signature must be guaranteed)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

         In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company, GUSAP Partners or any Affiliate of the Issuers, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

         1|_|     acquired for the undersigned's own account, without transfer;
                  or

         2|_|     transferred to the Issuers; or

         3|_| transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

         4|_| transferred pursuant to an effective registration statement under the Securities Act; or

         5|_| transferred pursuant to and in compliance with Regulation S under the Securities Act; or

         6|_| transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

         7|_| transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Issuers may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Issuers may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

                                                  ------------------------------
                                                  Signature

Signature Guarantee:

-------------------------                         ------------------------------
(Signature must be guaranteed)                    Signature

--------------------------------------------------------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                                                  ------------------------------
                                                  Dated:

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


  The following increases or decreases in this Global Security have been made:


                                                                   Principal Amount of      Signature of
                 Amount of decrease in    Amount of increase in    this Global Security     authorized signatory
Date of          Principal Amount of      Principal Amount of      following such           of Trustee or
Exchange         this Global Security     this Global Security     decrease or increase     Securities Custodian
-------          --------------           ---------------          ---------------          --------------




                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you elect to have this Security purchased by the Issuers Pursuant to Section 3.5 or 3.10 of the Indenture, check either box:

                                    [ ]   [ ]
                                    3.5  3.10

                  If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 3.5 or Section 3.10 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $____________________________________________

Date: __________
Your Signature _________________________________________________________________
           (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee: ___________________________________________________________
                                        (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT B

                         [FORM OF FACE OF SERIES B NOTE]

                       [Depository Legend, if applicable]

No. [___]                         Principal Amount $[___________], as revised by
                                  the Schedule of Increases and Decreases in Global Security attached hereto
                                  CUSIP NO. __________________________
                                  ISIN:_______________________________


                          GERDAU AMERISTEEL CORPORATION
                                 GUSAP PARTNERS

                     10 3/8% Senior Note, Series B, due 2011

                  Gerdau Ameristeel Corporation, an Ontario corporation, and GUSAP Partners, a Delaware partnership, promise to pay to Cede & Co., or its registered assigns, the principal sum of [_______________] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on July 15, 2011.

                  Interest Payment Dates: July 15 and January 15, commencing January 15, 2004

                  Record Dates: December 31 and June 30

                  Additional provisions of this Security are set forth on the other side of this Security.

                                       GERDAU AMERISTEEL CORPORATION


                                       By:______________________________________

                                       GUSAP PARTNERS


                                       By:______________________________________

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

SOUTHTRUST BANK
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By________________________________
         Authorized Signatory                            Date: __________, 20__

                     [FORM OF REVERSE SIDE OF SERIES B NOTE]
                          GERDAU AMERISTEEL CORPORATION
                                 GUSAP PARTNERS

                     10 3/8% Senior Note, Series B, due 2011

1.       Interest

                  Gerdau Ameristeel Corporation, an Ontario corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), and GUSAP Partners, a Delaware partnership (together, the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above.

                  The Issuers will pay interest semiannually on January 15 and July 15 of each year commencing January 15, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from June 27, 2003. The Issuers shall pay interest on overdue principal, and on overdue premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

                  By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuers will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the December 31 or June 30 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. The Issuers will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of a least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

                  Initially, SouthTrust Bank (the "Trustee") will act as Trustee, Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically organized, wholly owned Subsidiaries, or GUSAP Partners may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Issuers issued the Securities under an Indenture dated as of June 27, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured senior obligations of the Issuers. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 10 3/8% Senior Notes, Series B, due 2011 referred to in the Indenture. The Securities include (i) $400,000,000 aggregate principal amount of the Issuers' 10 3/8% Senior Notes, Series A, due 2011 issued under the Indenture on June 27, 2003 (herein called "Initial Securities"), (ii) if and when issued, additional 10 3/8% Senior Notes, Series A, due 2011 or 10 3/8% Senior Notes, Series B, due 2011 of the Issuers that may be issued from time to time under the Indenture subsequent to June 27, 2003 (herein called "Additional Securities") and (iii) if and when issued, the Issuers' 10 3/8% Senior Notes, Series B, due 2011 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called "Exchange Securities"). The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets and subsidiary stock, the incurrence of certain liens, sale-leaseback transactions, the sale of capital stock of restricted subsidiaries, the making of payments for consents, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Securities by certain subsidiaries.

                  To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, will unconditionally Guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.

5.       Redemption

                  Except as set forth below, the Securities will not be redeemable at the option of the Company prior to July 15, 2007. On and after such date, the Securities will be redeemable, at the Issuers' option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                  If redeemed during the 12-month period commencing on July 15 of the years set forth below:


     PERIOD                                                                                   REDEMPTION PRICE
     ------                                                                                   ----------------
     2007                                                                                          105.375%
     2008                                                                                          103.583%
     2009                                                                                          101.792%
     2010 and thereafter                                                                           100.000%


                  In addition, at any time and from time to time prior to July 15, 2006, the Issuers may redeem in the aggregate up to 35% of the original principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 110.75% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original principal amount of the Securities must remain outstanding after each such redemption; provided further, that each such redemption occurs within 60 days of the date of closing of such Equity Offering.

                  If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Issuers.

                  In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If any Security is to be redeemed in part only, the notice of redemption relating to such

Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

                  The Securities may also be redeemed at the option of either of the Issuers, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at any time, at a redemption price equal to the principal amount of the Securities plus accrued and unpaid interest to the date fixed for redemption only if, as a result of (i) any change in or amendment to the laws of Canada or the United States (or of any political subdivision or taxing authority therein or thereof) or any regulations or rulings promulgated thereunder or any change in the official interpretation or official application of such laws, regulations or rulings (including a judgment, holding or order by a court of competent jurisdiction) which is publicly announced after the date of the Indenture, or (ii) any change in the official application or interpretation (including a judgment, holding or order by a court of competent jurisdiction) of, or any execution of or amendment to, any treaty or treaties affecting taxation to which Canada or the United States (or such political subdivision or taxing authority) is a party, which change, amendment or treaty becomes publicly available after the date of the Indenture, either of the Issuers is or would be required on the next succeeding due date for a payment with respect to the Securities to pay any Canadian Additional Amounts or U.S. Additional Amounts with respect to the Securities as described in Section 3.1 of the Indenture.

                  It is not anticipated that the Guarantees will be called upon and the mere fact that a Subsidiary Guarantor might have to pay withholding tax if ever required to make a payment should not give rise to a right to redeem.

                  Prior to the publication of any notice of redemption of the Securities, the Issuers shall deliver to the Trustee an Officers' Certificate stating that the Issuers are entitled to effect such redemption, accompanied by an opinion of tax counsel satisfactory to the Trustee, acting reasonably, that the condition precedent to the right of redemption has occurred. The Issuers will be bound to redeem the Securities on the date fixed for redemption.

6.       Repurchase Provisions

                  If a Change of Control occurs, unless the Issuers have exercised their right to redeem all of the Securities as described under paragraph 5 of the Securities, then such Change of Control shall constitute a triggering event which shall trigger the obligation of the Issuers to offer to repurchase from each Holder all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

7.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.       Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers for payment as general creditors unless an abandoned property law designates another person and not to the Trustee for payment.

10.      Defeasance

                  Subject to certain exceptions and conditions set forth in the Indenture, the Issuers at any time may terminate some or all of its obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

11.      Amendment, Supplement, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended or supplemented by the Issuers, Subsidiary Guarantors and Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers, Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article IV of the Indenture, to provide for uncertificated Securities in addition to, or in place of, certificated Securities, to add guarantees with respect to the Securities, to release Subsidiary Guarantors upon their designation as Unrestricted Subsidiaries or otherwise in accordance with the Indenture, to secure the Securities, to add additional covenants of the Issuers, to surrender rights and powers conferred on the Issuers, to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, to make any change that does not materially adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

12.      Defaults and Remedies

                  Under the Indenture, Events of Default include (each of which are more specifically described in the Indenture) (i) default for 30 days in payment of interest when due on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity, upon required repurchase or upon optional redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise; (iii) the failure by the Issuers or any Subsidiary Guarantor to comply with its obligations under Article IV or
Section 10.2 of the Indenture; (iv) failure by the Issuers to comply for 30 days after written notice with any of their obligations under the covenants described under Sections 3.2 through 3.12 inclusive and Section 3.16 of the Indenture (in each case, other than a failure to purchase Securities when required pursuant to
Section 3.6 under the Indenture, which failure shall constitute an Event of Default under clause (ii) above); (v) the failure by the Issuers to comply for 60 days after written notice with their other agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), (iii) or (iv) above); (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries or is recourse to the Company or its Restricted Subsidiaries, by contract or operation of law), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay any Indebtedness at maturity prior to the expiration of the grace period provided in such Indebtedness ("payment default") or (b) results in the acceleration of such Indebtedness prior to its final maturity (the "cross acceleration provision") and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization of the Company, GUSAP Partners or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (the "bankruptcy provisions"); (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged, waived or stayed for a period of 60 days (the "judgment default provision"); or (ix) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee. However, a default under clauses (iv) and
(v) will not constitute an Event
of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuers of the default and the Issuers do not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

                  If an Event of Default (other than an Event of Default described in (vii) hereof) occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% in principal amount of the outstanding Securities and the Trustee by notice to the Issuers may declare all the Securities by notice to the Company to be due and payable immediately. If an Event of Default described in (vii) hereof occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.      Trustee Dealings with the Issuers

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

14.      No Recourse Against Others

                  An incorporator, director, officer, employee, Affiliate or stockholder, of each of the Company, GUSAP Partners or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Securities, the Indenture or any Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT

TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.      CUSIP Numbers

                  The Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.      Governing Law

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

                  The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                          Gerdau Ameristeel Corporation
                             5100 West Lemon Street
                                    Suite 312
                              Tampa, Florida 33609
                             Attention: Tom J. Landa

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _______________  Your Signature __________________________________________

Signature Guarantee:  __________________________________________________________
                                        (Signature must be guaranteed)


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


  The following increases or decreases in this Global Security have been made:


                                                                   Principal Amount of      Signature of
                 Amount of decrease in    Amount of increase in    this Global Security     authorized signatory
Date of          Principal Amount of      Principal Amount of      following such           of Trustee or
Exchange         this Global Security     this Global Security     decrease or increase     Securities Custodian
-------          --------------           ---------------          ---------------          --------------



                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you elect to have this Security purchased by the Issuers Pursuant to Section 3.5 or 3.10 of the Indenture, check either box:

                                  [ ]    [ ]
                                  3.5   3.10

                  If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 3.5 or Section 3.10 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $____________________________________________

Date: _______________

Your Signature: ________________________________________________________________
           (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee: ___________________________________________________________
                                        (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT C

            FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS

                  This Supplemental Indenture, dated as of [_______ __], 20__ (this "Supplemental Indenture" or "Guarantee"), among [name of future Subsidiary Guarantor] (the "Guarantor"), Gerdau Ameristeel Corporation (together with its successors and assigns, the "Company") and GUSAP Partners (together, the "Issuers"), each other then existing Subsidiary Guarantor under the Indenture referred to below, and SouthTrust Bank, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

                  WHEREAS, the Issuers, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of June 27, 2003 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $405,000,000 of 10 3/8% Senior Notes due 2011 of the Issuers (the "Securities");

                  WHEREAS, Section 3.12 of the Indenture provides that the Issuers are required to cause each Restricted Subsidiary (other than a Subsidiary that does not Guarantee obligations under the Senior Secured Credit Agreement) created or acquired by the Company and any Subsidiary that is required to Guarantee either any Indebtedness of either of the Issuers or Indebtedness under a Credit Facility to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis; and

                  WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Securityholder;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Issuers, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words

"herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        Agreement to be Bound; Guarantee

                  SECTION 2.1 Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

                  SECTION 2.2 Guarantee. The Guarantor agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Obligations pursuant to Article X of the Indenture on a senior basis.

                                   ARTICLE III

                                  Miscellaneous

                  SECTION 3.1 Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Issuers as provided in the Indenture for notices to the Issuers.

                  SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

                  SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

                  SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

                  SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

                  SECTION 3.7 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                     [SUBSIDIARY GUARANTOR],
                                     as a Guarantor

                                     By:_______________________________________
                                           Name:
                                           Title:
                                         [Address]


                                     SOUTHTRUST BANK, as Trustee


                                     By:_______________________________________
                                           Name:
                                           Title:


                                     GERDAU AMERISTEEL CORPORATION


                                     By:_______________________________________
                                           Name:
                                           Title:


                                     GUSAP PARTNERS

                                            By:  GERDAU AMERISTEEL
                                                  CAMBRIDGE INC.


                                                       By____________________
                                                             Title:


                                            By:  GERDAU AMERISTEEL MRM
                                                  SPECIAL SECTIONS INC.


                                                        By___________________
                                                                Title:

                                     CO-STEEL BENEFIT PLANS INC.



                                     By_______________________
                                          Title:



                                     CO-STEEL BENEFIT PLANS USA INC.



                                     By_______________________
                                          Title:



                                     CO-STEEL C.S.M. CORP.



                                     By_______________________
                                          Title:



                                     CO-STEEL FINANCE CORP.



                                     By_______________________
                                          Title:



                                     CO-STEEL USA HOLDINGS, INC.



                                     By_______________________
                                          Title:



                                     CO-STEEL (U.S.) LTD.



                                     By_______________________
                                          Title:

                                     GERDAU AMERISTEEL CAMBRIDGE INC.



                                     By_______________________
                                          Title:



                                     GERDAU AMERISTEEL
                                        DISTRIBUTION CANADA LTD.



                                     By_______________________
                                          Title:



                                     GERDAU AMERISTEEL
                                        DISTRIBUTION US INC.



                                     By_______________________
                                          Title:



                                     GERDAU AMERISTEEL LAKE
                                        ONTARIO INC.



                                     By_______________________
                                          Title:



                                     GERDAU AMERISTEEL MRM
                                        SPECIAL SECTIONS INC.



                                     By_______________________
                                          Title:

                                     GERDAU AMERISTEEL PERTH
                                        AMBOY INC.



                                     By_______________________
                                          Title:



                                     GERDAU AMERISTEEL SAYREVILLE INC.



                                     By_______________________
                                          Title:



                                     GERDAU AMERISTEEL US INC.



                                     By_______________________
                                          Title:



                                     GERDAU MRM AMERICA HOLDING
                                        CORP.



                                     By_______________________
                                          Title:



                                     GERDAU MRM HOLDINGS INC.



                                     By_______________________
                                          Title:

                                     GERDAU NOVA SCOTIA HOLDING
                                        COMPANY



                                     By_______________________
                                          Title:



                                     GERDAU USA INC.



                                     By_______________________
                                          Title:



                                     MFT ACQUISITION, CORP.



                                     By_______________________
                                          Title:



                                     N.J.S.C. INVESTMENT CO., INC.



                                     By_______________________
                                          Title:



                                     PASUG LLC



                                     By_______________________
                                          Title:

                                     PORTER BROS. CORPORATION



                                     By_______________________
                                          Title:



                                     RARITAN RIVER URBAN RENEWAL
                                        CORPORATION



                                     By_______________________
                                          Title:



                                     1062316 ONTARIO LIMITED



                                     By_______________________
                                          Title:



                                     1102590 ONTARIO LIMITED



                                     By_______________________
                                          Title:



                                     1300554 ONTARIO LIMITED



                                     By_______________________
                                          Title:

                                     1551533 ONTARIO LIMITED



                                     By_______________________
                                          Title:



                                     2017387 ONTARIO LIMITED



                                     By_______________________
                                          Title:



                                     3038482 NOVA SCOTIA COMPANY



                                     By_______________________
                                          Title: